--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                              @ENTERTAINMENT, INC.

                                       TO

                              BANKERS TRUST COMPANY

                                     Trustee



                              --------------------



                                    INDENTURE


                          Dated as of January 27, 1999


                              ---------------------



               $256,800,000 aggregate principal amount at maturity


                     14 1/2% Senior Discount Notes due 2009

                                       and

                14 1/2% Exchange Senior Discount Notes due 2009


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              @ENTERTAINMENT, INC.

               RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT
               OF 1939 AND INDENTURE, DATED AS OF JANUARY 27, 1999



TRUST INDENTURE
  ACT SECTION                                                                           INDENTURE SECTION


   310(a)(1)          ..............................................................    607
       (a)(2)         ..............................................................    607
       (b)            ..............................................................    608
   312(c)             ..............................................................    701
   314(a)             ..............................................................    703
       (a)(4)         ..............................................................    1008(a)
       (c)(1)         ..............................................................    102
       (c)(2)         ..............................................................    102
       (e)            ..............................................................    102
   315(b)             ..............................................................    601
   316(a)(last
       sentence)      ..............................................................    101 ("Outstanding")
       (a)(1)(A)      ..............................................................    502, 512
       (a)(1)(B)      ..............................................................    513
       (b)            ..............................................................    508
       (c)            ..............................................................    104(d)
   317(a)(1)          ..............................................................    503
       (a)(2)         ..............................................................    504
       (b)            ..............................................................    1003
   318(a)             ..............................................................    111



--------------------------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS


                                                                                                              PAGE

PARTIES........................................................................................................  1
RECITALS OF THE COMPANY........................................................................................  1


                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONSOF GENERAL APPLICATION
         SECTION 101.  DEFINITIONS...............................................................................1
         Accreted Value..........................................................................................2
         Acquired Indebtedness...................................................................................3
         Act.....................................................................................................3
         Advent..................................................................................................3
         Affiliate...............................................................................................3
         Annualized Pro Forma Consolidated Operating Cash Flow...................................................3
         Asset Acquisition.......................................................................................4
         Asset Sale..............................................................................................4
         Average Life............................................................................................5
         Bankruptcy Law..........................................................................................5
         Board of Directors......................................................................................5
         Board Resolution........................................................................................5
         Business Day............................................................................................5
         Cable Television Newco..................................................................................5
         Cable/Telecommunications Business.......................................................................5
         Capital Stock...........................................................................................6
         Capitalized Lease Obligation............................................................................6
         Cash Equivalents........................................................................................6
         Change of Control.......................................................................................6
         Commission..............................................................................................7
         Common Stock............................................................................................7
         Company.................................................................................................7
         Company Request or Company Order........................................................................8
         Consolidated Income Tax Expense.........................................................................8
         Consolidated Interest Expense...........................................................................8
         Consolidated Net Income.................................................................................8
         Consolidated Operating Cash Flow........................................................................9
         Corporate Trust Office..................................................................................9

----------------
Note:  This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.



         Corporation.............................................................................................9
         Cumulative Available Cash Flow..........................................................................9
         Currency Agreement.....................................................................................10
         Default................................................................................................10
         Defaulted Interest.....................................................................................10
         Depositary.............................................................................................10
         Disinterested Director.................................................................................10
         DTH Business...........................................................................................10
         ECO....................................................................................................10
         Entertainment/Programming Business.....................................................................10
         Event of Default.......................................................................................10
         Exchange Act...........................................................................................10
         Exchange Offer.........................................................................................10
         Exchange Offer Registration Statement..................................................................11
         Exchange Securities....................................................................................11
         Fair Market Value......................................................................................11
         Federal Bankruptcy Code................................................................................11
         Generally Accepted Accounting Principles...............................................................11
         GAAP...................................................................................................11
         Global Security........................................................................................11
         guarantee..............................................................................................11
         Holder.................................................................................................11
         Incur or incur.........................................................................................11
         Indebtedness...........................................................................................12
         Indenture..............................................................................................13
         Initial Securities.....................................................................................13
         Interest Payment Date..................................................................................13
         Interest Rate Agreements...............................................................................13
         Investment.............................................................................................13
         Issue Date.............................................................................................13
         Lien...................................................................................................13
         Majority Owned Restricted Subsidiary...................................................................13
         Management Agreement...................................................................................14
         Management Company.....................................................................................14
         Maturity...............................................................................................14
         Moody's................................................................................................14
         Net Cash Proceeds......................................................................................14
         Officers Certificate...................................................................................15
         Opinion of Counsel.....................................................................................15
         Organizational Contract................................................................................15
         Outstanding............................................................................................15
         Overhead Agreement.....................................................................................16
         Pari Passu Indebtedness................................................................................16




         Paying Agent...........................................................................................16
         PCBV...................................................................................................16
         PCI....................................................................................................17
         PCI Indenture..........................................................................................17
         Permitted Holders......................................................................................17
         Permitted Indebtedness.................................................................................17
         Permitted Investments..................................................................................20
         Permitted Liens........................................................................................20
         Person.................................................................................................23
         Physical Note..........................................................................................23
         Poltelkab..............................................................................................23
         Predecessor Security...................................................................................23
         Preferred Stock........................................................................................23
         Public Equity Offering.................................................................................23
         Purchase Money Obligation..............................................................................23
         Qualified Capital Stock................................................................................23
         Qualified Institutional Buyer or QIB...................................................................23
         Redeemable Capital Stock...............................................................................24
         Redemption Date........................................................................................24
         Redemption Price.......................................................................................24
         Registration Rights Agreement..........................................................................24
         Registration Statement.................................................................................24
         Regular Record Date....................................................................................24
         Responsible Officer....................................................................................24
         Restricted Payment.....................................................................................24
         Restricted Subsidiary..................................................................................24
         Rule 144A..............................................................................................24
         S&P....................................................................................................25
         Securities.............................................................................................25
         Security Register and Security Registrar...............................................................25
         Senior Bank Indebtedness...............................................................................25
         Service Agreement......................................................................................25
         Shareholder Registration Rights Agreement..............................................................25
         Shelf Registration Statement...........................................................................25
         Significant Subsidiary.................................................................................25
         Special Purpose Vehicle................................................................................25
         Special Record Date....................................................................................26
         Stated Maturity........................................................................................26
         Subordinated Indebtedness..............................................................................26
         Subsidiary.............................................................................................26
         Total Consolidated Indebtedness........................................................................26
         Trust Indenture Act....................................................................................26
         Trustee................................................................................................26




         Unrestricted Subsidiary................................................................................26
         U.S. Dollar............................................................................................27
         U.S. Dollar Equivalent.................................................................................27
         U.S. Government Obligations............................................................................27
         Vice President.........................................................................................27
         Voting Stock...........................................................................................27
         Wholly Owned...........................................................................................27
         SECTION 102.  COMPLIANCE CERTIFICATES AND OPINIONS.....................................................28
         SECTION 103.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE...................................................28
         SECTION 104.  ACTS OF HOLDERS..........................................................................29
         SECTION 105.  NOTICES, ETC., TO TRUSTEE, COMPANY.......................................................30
         SECTION 106.  NOTICE TO HOLDERS; WAIVER................................................................31
         SECTION 107.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.................................................31
         SECTION 108.  SUCCESSORS AND ASSIGNS...................................................................31
         SECTION 109.  SEPARABILITY CLAUSE......................................................................31
         SECTION 110.  BENEFITS OF INDENTURE....................................................................32
         SECTION 111.  GOVERNING LAW............................................................................32
         SECTION 112.  LEGAL HOLIDAYS...........................................................................32


                                   ARTICLE TWO

                                 SECURITY FORMS
         SECTION 201.  FORMS GENERALLY..........................................................................32
         SECTION 202.  RESTRICTIVE LEGENDS......................................................................33

                                  ARTICLE THREE

                                 THE SECURITIES
         SECTION 301.  TITLE AND TERMS..........................................................................35
         SECTION 302.  DENOMINATIONS............................................................................36
         SECTION 303.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING...........................................36
         SECTION 304.  TEMPORARY SECURITIES.....................................................................38
         SECTION 305.  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE......................................38
         SECTION 306.  BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES..............................................39
         SECTION 307.  SPECIAL TRANSFER PROVISIONS..............................................................41
         SECTION 308.  MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.........................................44
         SECTION 309.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED...........................................45
         SECTION 310.  PERSONS DEEMED OWNERS....................................................................47
         SECTION 311.  CANCELLATION.............................................................................47
         SECTION 312.  COMPUTATION OF INTEREST..................................................................47
         SECTION 313.  FORM OF RULE 144A CERTIFICATE............................................................48




                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE
         SECTION 401.  SATISFACTION AND DISCHARGE OF INDENTURE..................................................48
         SECTION 402.  APPLICATION OF TRUST MONEY...............................................................49


                                  ARTICLE FIVE

                                    REMEDIES
         SECTION 501.  EVENTS OF DEFAULT........................................................................49
         SECTION 502.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.......................................51
         SECTION 503.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE..........................52
         SECTION 504.  TRUSTEE MAY FILE PROOFS OF CLAIM.........................................................53
         SECTION 505.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES..............................54
         SECTION 506.  APPLICATION OF MONEY COLLECTED...........................................................54
         SECTION 507.  LIMITATION ON SUITS......................................................................55
         SECTION 508.  UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST................56
         SECTION 509.  RESTORATION OF RIGHTS AND REMEDIES.......................................................56
         SECTION 510.  RIGHTS AND REMEDIES CUMULATIVE...........................................................56
         SECTION 511.  DELAY OR OMISSION NOT WAIVER.............................................................56
         SECTION 512.  CONTROL BY HOLDERS.......................................................................57
         SECTION 513.  WAIVER OF PAST DEFAULTS..................................................................57
         SECTION 514.  WAIVER OF STAY OR EXTENSION LAWS.........................................................57


                                   ARTICLE SIX

                                   THE TRUSTEE
         SECTION 601.  NOTICE OF DEFAULTS.......................................................................58
         SECTION 602.  CERTAIN RIGHTS OF TRUSTEE................................................................58
         SECTION 603.  TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES...........................60
         SECTION 604.  MAY HOLD SECURITIES......................................................................60
         SECTION 605.  MONEY HELD IN TRUST......................................................................60
         SECTION 606.  COMPENSATION AND REIMBURSEMENT...........................................................60
         SECTION 607.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY..................................................61
         SECTION 608.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR........................................61
         SECTION 609.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR...................................................63
         SECTION 610.  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS..............................63




                                  ARTICLE SEVEN

                HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY
         SECTION 701.  DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.............................................64
         SECTION 702.  REPORTS BY TRUSTEE.......................................................................64


                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
         SECTION 801.  COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.....................................64
         SECTION 802.  SUCCESSOR SUBSTITUTED....................................................................66
         SECTION 803.  SECURITIES TO BE SECURED IN CERTAIN EVENTS...............................................66


                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES
         SECTION 901.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.......................................67
         SECTION 902.  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS..........................................67
         SECTION 903.  EXECUTION OF SUPPLEMENTAL INDENTURES.....................................................68
         SECTION 904.  EFFECT OF SUPPLEMENTAL INDENTURES........................................................69
         SECTION 905.  CONFORMITY WITH TRUST INDENTURE ACT......................................................69
         SECTION 906.  REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.......................................69
         SECTION 907.  NOTICE OF SUPPLEMENTAL INDENTURES........................................................69


                                   ARTICLE TEN

                                    COVENANTS
         SECTION 1001.  PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.....................................70
         SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.........................................................70
         SECTION 1003.  MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.........................................70
         SECTION 1004.  CORPORATE EXISTENCE.....................................................................72
         SECTION 1005.  PAYMENT OF TAXES AND OTHER CLAIMS.......................................................72
         SECTION 1006.  MAINTENANCE OF PROPERTIES...............................................................72
         SECTION 1007.  INSURANCE...............................................................................73
         SECTION 1008.  STATEMENT BY OFFICERS AS TO DEFAULT.....................................................73
         SECTION 1009.  PROVISION OF FINANCIAL STATEMENTS AND REPORTS...........................................73
         SECTION 1010.  LIMITATION ON ADDITIONAL INDEBTEDNESS...................................................74
         SECTION 1011.  LIMITATION ON RESTRICTED PAYMENTS.......................................................74
         SECTION 1012.  LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED
                 SUBSIDIARIES...................................................................................77




         SECTION 1013.  LIMITATION ON TRANSACTIONS WITH AFFILIATES..............................................78
         SECTION 1014.  LIMITATION ON LIENS.....................................................................79
         SECTION 1015.  LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS BY SUBSIDIARIES...................80
         SECTION 1016.  PURCHASE OF SECURITIES UPON A CHANGE OF CONTROL.........................................80
         SECTION 1017.  LIMITATION ON SALE OF ASSETS............................................................81
         SECTION 1018.  LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING
              RESTRICTED SUBSIDIARIES...........................................................................83
         SECTION 1019.  LIMITATION ON INVESTMENTS IN UNRESTRICTED SUBSIDIARIES..................................84
         SECTION 1020.  LIMITATION ON LINES OF BUSINESS.........................................................84
         SECTION 1021.  WAIVER OF CERTAIN COVENANTS.............................................................84


                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES
         SECTION 1101.  RIGHT OF REDEMPTION.....................................................................85
         SECTION 1102.  APPLICABILITY OF ARTICLE................................................................85
         SECTION 1103.  ELECTION TO REDEEM; NOTICE TO TRUSTEE...................................................86
         SECTION 1104.  SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.......................................86
         SECTION 1105.  NOTICE OF REDEMPTION....................................................................86
         SECTION 1106.  DEPOSIT OF REDEMPTION PRICE.............................................................87
         SECTION 1107.  SECURITIES PAYABLE ON REDEMPTION DATE...................................................87
         SECTION 1108.  SECURITIES REDEEMED IN PART.............................................................88


                            ARTICLE TWELVE [RESERVED]

               ARTICLE THIRTEEN DEFEASANCE AND COVENANT DEFEASANCE
         SECTION 1301.  COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE............................88
         SECTION 1302.  DEFEASANCE AND DISCHARGE................................................................89
         SECTION 1303.  COVENANT DEFEASANCE.....................................................................89
         SECTION 1304.  CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.........................................90
         SECTION 1305.  DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN
              TRUST; OTHER MISCELLANEOUS PROVISIONS.............................................................92
         SECTION 1306.  REINSTATEMENT...........................................................................92

                                      xiv

                                                                                                               Page

TESTIMONIUM.................................................................................................... 93

SIGNATURES AND SEALS........................................................................................... 93

SCHEDULE A - Existing Management Contracts, Overhead Agreements and Service Agreements

SCHEDULE B - Indebtedness Outstanding on the Issue Date

SCHEDULE C - Liens Existing on the Issue Date

SCHEDULE D - Agreements Not Restricted Under Section 1018

EXHIBIT A - Form of Security

EXHIBIT B - Form of Certificate to Be Delivered upon Termination of Restricted Period

                  INDENTURE dated as of January 27, 1999, between @ENTERTAINMENT, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company" or the "Issuer"), having its principal office at One Commercial Plaza, 24th Floor, Hartford, Connecticut, and BANKERS TRUST COMPANY, a New York state banking corporation, Trustee (herein called the "Trustee").


                             RECITALS OF THE COMPANY

                  The Company has duly authorized the creation of an issue of 14 1/2% Senior Discount Notes due 2009 (herein called the "Initial Securities"), and 14 1/2% Exchange Senior Discount Notes due 2009 (the "Exchange Securities" and, together with the Initial Securities, the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

                  Upon the issuance of the Exchange Securities, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                  All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

                  SECTION 101.  DEFINITIONS.

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted on the Issue Date; and

                  (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                  "Accreted Value" as of any date (the "Specified Date") means, with respect to each $1,000 principal amount at maturity of the Securities.

                  (i) if the Specified Date is one of the following dates (each a "Semi-Accrual Date"), the amount set forth opposite such date below:


                     Semi-Annual
                     Accrual Date              Accreted Value

                  ISSUE DATE (JANUARY 27,
                  1999)...................     $  389.43
                  AUGUST 1, 1999..........        428.75
                  FEBRUARY 1, 2000........        471.05
                  AUGUST 1, 2000..........        517.53
                  FEBRUARY 1, 2001........        568.59
                  AUGUST 1, 2001..........        624.69
                  FEBRUARY 1, 2002........        686.33
                  AUGUST 1, 2002..........        754.05
                  FEBRUARY 1, 2003........        828.45
                  AUGUST 1, 2003..........        910.19
                  FEBRUARY 1, 2004........     $1,000.00

                  (ii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (b) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date and (y) a fraction the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date and the denominator of which is 180; and

                  (iii) if the Specified Date is on or after February 1, 2004, $1,000.

                  "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition; PROVIDED that, for purposes of Section 1010, such Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

                  "Act", when used with respect to any Holder, has the meaning specified in Section 104.

                  "Advent" means Advent International Corporation, a Delaware corporation.

                  "Affiliate" means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Voting Stock or any executive officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent Members" has the meaning specified in Section 306.

                  "Annualized Pro Forma Consolidated Operating Cash Flow" means Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Company are available multiplied by four. For purposes of calculating "Consolidated Operating Cash Flow" for any fiscal quarter for purposes of this definition, (a) all Restricted Subsidiaries of the Company on the date of the transaction giving rise to the need to calculate "Annualized Pro Forma Consolidated Operating Cash Flow" (the "Transaction Date") shall be deemed to have been Restricted Subsidiaries at all times during such fiscal quarter and (b) any Unrestricted Subsidiary of the Company on the Transaction Date shall be deemed to have been an Unrestricted Subsidiary at all times during such fiscal quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a PRO FORMA basis for the applicable fiscal quarter to, without duplication, any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or a Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the period commencing on the first day of such fiscal quarter to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

                  "Asset Acquisition" means (a) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary in any other Person, or any acquisition or purchase of Capital Stock of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary or (b) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such person or which is otherwise outside of the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, conveyance, transfer or lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) to any Person other than the Company or a Restricted Subsidiary in one transaction or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary,
(b) any material governmental license or other governmental authorization of the Company or any Restricted Subsidiary pertaining to a Cable/Telecommunications Business, a DTH Business or an Entertainment/Programming Business, (c) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company and its Restricted Subsidiaries or (d) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (a) any disposition of properties and assets of the Company that is governed under
Article VIII, (b) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or the Restricted Subsidiary, as the case may be, (c) for purposes of Section 1017, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, either (i) involving assets with a Fair Market Value not in excess of $500,000 (or, if non-U.S. Dollar denominated, the U.S. Dollar Equivalent thereof) or (ii) as part of a Capitalized Lease Obligation, and (d) any transfer by the Company or a Restricted Subsidiary of property or equipment to a Person who is not an Affiliate of the Company in exchange for property or equipment that has a fair market value at least equal to the fair market value of the property or equipment so transferred; PROVIDED that, in the event of a transfer described in this clause (d), the Company shall deliver to the Trustee an Officer's Certificate certifying that such exchange complies with this clause
(d).

                  "Average Life" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by
(ii) the amount of each such principal payment by (b) the sum of all such principal payments.

                  "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar United States federal or state law, or any similar law of any other jurisdiction, relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

                  "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

                  "Cable Television Newco" means any Person (i) of whom the Company or a Restricted Subsidiary owns the greater of 49% of the outstanding Capital Stock or the maximum amount of the outstanding Capital Stock the Company or such Restricted Subsidiary may own under applicable law and (ii) that holds Capital Stock in a Management Company.

                  "Cable/Telecommunications Business" means any business operating a cable or telephone or telecommunications or broadcasting system (other than an Entertainment/Programming Business or a DTH Business), including, without limitation, any business (other than an Entertainment/Programming Business or a DTH Business) conducted by the Company or any Restricted Subsidiary on the Issue Date and any programming guide or telephone directory business.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations, rights in or other equivalents (however designated) of such Person's capital stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the date of this Indenture.

                  "Capitalized Lease Obligation" of any Person means any obligation of such Person and its subsidiaries on a consolidated basis under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

                  "Cash Equivalents" means (a) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits of not less than $500,000,000; (c) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-l by Moody's; and (d) any Capital Stock of any mutual funds at least 95% of the assets of which are invested in the foregoing.

                  "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and l3d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (b) the Company consolidates with, or merges with or into another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or is converted into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (B) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and cash, securities and other property (other than Capital Stock of the Surviving Entity) in an amount that could be paid by the Company as a Restricted Payment as described under Section 1011 and
(ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving or transferee corporation; (c) during any consecutive two year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66b% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or a special resolution is passed by the shareholders of the Company approving the plan of liquidation or dissolution other than in a transaction which complies with Article VIII.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock or ordinary shares, whether outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock or ordinary shares.

                  "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

                  "Consolidated Income Tax Expense" means, with respect to any period, the provision for United States corporation, local, foreign and other income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, without duplication, the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of original issue discount, (ii) the net cost of Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) accrued interest, (v) the consolidated amount of any interest capitalized by the Company and the Restricted Subsidiaries, PROVIDED that such amount will be limited for purposes of this definition to the amount that would have been obtained if such interest had been capitalized at the interest rate for the Securities and (vi) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, PLUS (b) the interest component of Capitalized Lease Obligations of the Company and its Restricted Subsidiaries paid, accrued or scheduled to be paid or accrued during such period, in each case as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and all Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (in each case less all fees and expenses relating thereto), (b) any net after-tax gains or losses (in each case less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions during such period, (d) net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (e) except with respect to any encumbrance or restriction described in clause (ii) of Section 1018, the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders and (f) any non-cash items of the Company and any Restricted Subsidiary (including monetary corrections) increasing or decreasing Consolidated Net Income for such period (other than items that will result in the receipt or payment of cash).

                  "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period increased by (in each case to the extent included in computing Consolidated Net Income) the sum of (a) the Consolidated Income Tax Expense of the Company and its Restricted Subsidiaries accrued according to GAAP for such period (other than taxes attributable to extraordinary, unusual or non-recurring gains or losses); (b) Consolidated Interest Expense for such period; (c) depreciation of the Company and its Restricted Subsidiaries for such period and (d) amortization of the Company and its Restricted Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with GAAP PROVIDED that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Operating Cash Flow shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (i) the amount of Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (ii) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by
(2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

                  "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Four Albany Street, New York, New York 10006, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

                  "Corporation" includes corporations, associations, companies and business trusts.

                  "Cumulative Available Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement entered into by a Person that is designed to protect such Person against fluctuations in currency values.

                  "Default" means any event that after notice or passage of time or both would be an Event of Default.

                  "Defaulted Interest" has the meaning specified in Section 309.

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                  "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under this Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

                  "DTH Business" means the business of (i) developing, managing, operating or providing services relating to direct to home satellite systems for the distribution of subscription programming services directly to homes and cable systems in areas covered by the "footprint" of the satellites utilized by the Company and its Restricted Subsidiaries, and activities to accomplish the foregoing (other than the Cable/Telecommunications Business or the Entertainment/Programming Business) or (ii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified above.

                  "ECO" means ECO Holdings III Limited Partnership, a Delaware limited partnership.

                  "Entertainment/Programming Business" means a business engaged primarily in the management, ownership, operation, acquisition, development, production, distribution or syndication of general entertainment, sports, movies, children's or other programming or publishing.

                  "Event of Default" has the meaning specified in Section 501.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Offer" means the exchange offer that may be effected pursuant to the Registration Rights Agreement.

                  "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

                  "Exchange Securities" has the meaning stated in the first recital of this Indenture and refers to any Exchange Securities containing terms substantially identical to the Initial Securities (except that such Exchange Securities shall not contain terms with respect to transfer restrictions) that are issued and exchanged for the Initial Securities pursuant to the Registration Rights Agreement and this Indenture.

                  "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer, as determined by the Board of Directors of the Company and evidenced by a resolution thereof.

                  "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

                  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in effect in the United States on the Issue Date.

                  "Global Security" has the meaning provided in Section 201.

                  "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

                  "Holder" means a Person in whose name a Security is registered in the Security Register.

                  "Incur" or "incur" means, with respect to any Indebtedness, to create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur such Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an incurrence of Indebtedness and provided further that the incurrence of any particular Indebtedness by the Company or any Restricted Subsidiary shall occur only once and any obligation of any Restricted Subsidiary arising under any guarantee supporting such Indebtedness shall be disregarded.

                  "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities (including outstanding disbursements) incurred in the ordinary course of business (whether or not evidenced by a note), but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees by such Person of Indebtedness referred to in this definition of any other Person, (g) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends and (h) any liability of such Person under or in respect of Interest Rate Agreements or Currency Agreements. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. For purposes of Sections 1010 and 1011 and the definition of "Events of Default", in determining the principal amount of any Indebtedness to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, (x) the principal amount of any Indebtedness which provides that an amount less than the principal amount at maturity thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination and (y) effect shall be given to the impact of any Currency Agreement with respect to such Indebtedness.

                  "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "Initial Securities" has the meaning provided in the recitals to this Indenture.

                  "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

                  "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements or arrangements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) designed to protect against or manage exposure to fluctuations in interest rates in respect of Indebtedness.

                  "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution to such Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock (including ownership of Capital Stock through share leasing arrangements), bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In addition, the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

                  "Issue Date" means January 27, 1999.

                  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

                  "Majority Owned Restricted Subsidiary" means a Restricted Subsidiary (a) at least 66.66% of the outstanding Capital Stock of which is beneficially owned directly or indirectly by the Company or PCBV and one or more Wholly Owned Restricted Subsidiaries and (b) no outstanding Capital Stock of which is owned, directly or indirectly (except through the Company), by any shareholder or Affiliate of a shareholder of the Company.

                  "Management Agreement" means (a) any agreement between the Company or a Restricted Subsidiary and a Management Company pursuant to which the Management Company shall lease or otherwise employ assets of the Company or a Restricted Subsidiary to operate a Cable/Telecommunications Business, a DTH Business or an Entertainment/Programming Business and (b) any agreement or instrument (i) governing Indebtedness of a Management Company to the Company or a Restricted Subsidiary or (ii) governing corporate procedures or control of a Management Company.

                  "Management Company" means any Person, a portion of whose Capital Stock is held by the Company or a Restricted Subsidiary, that (i) holds or has applied for a license or permit to operate a Cable/Telecommunications Business, a DTH Business or an Entertainment/Programming Business in the Republic of Poland or elsewhere in Continental Europe and (ii) manages the operations of a Restricted Subsidiary pursuant to a Management Agreement.

                  "Maturity" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations or escrowed funds, but only when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants, consultants and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee and
(b) with respect to any capital contribution or issuance or sale of Capital Stock as referred to under Section 1011 and the definition of "Permitted Indebtedness", the proceeds of such capital contribution, issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such capital contribution, issuance or sale and net of taxes paid or payable as a result thereof.

                  "Officers Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

                  "Old Indenture" means the Indenture dated as of July 14, 1998 between the Issuer and Bankers Trust Company, as trustee, as in effect on the Issue Date.

                  "Old Notes" means the Issuer's 14 1/2% Senior Discount Notes due 2008 issued under the Old Indenture.

                  "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee.

                  "Organizational Contract" means any agreement to which the Company or any Restricted Subsidiary is a party pursuant to which, among other things, fees are paid to the Company or a Restricted Subsidiary in exchange for organizational, consulting or similar services, including, without limitation, the agreements listed on Schedule A to this Indenture under the subheading "Organizational Contracts."

                  "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Securities, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Thirteen; and

                  (iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount at maturity of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgees right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

                  "Overhead Agreement" means any agreement to which the Company or any Restricted Subsidiary is a party pursuant to which, among other things, costs are allocated among the parties thereto, including, without limitation, the agreements listed on Schedule A to this Indenture under the subheading "Overhead Agreements".

                  "Pari Passu Indebtedness" means Indebtedness of the Company that is PARI PASSU in right of payment to the Securities.

                  "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company. The initial paying agent shall be the Trustee.

                  "PCBV" means Poland Cablevision (Netherlands) B.V., a Netherlands corporation.

                  "PCI" means Poland Communications, Inc., a New York corporation and a Wholly Owned Subsidiary of the Company.

                  "PCI Indenture" means the Indenture dated as of October 31, 1996 between PCI and State Street Bank and Trust Company, as trustee, as in effect on the Issue Date.

                  "Permitted Holders" means, as of the date of determination,
(a) David T. Chase, Arnold L. Chase and Cheryl A. Chase (b) the family members, estates and heirs of David T. Chase, Arnold L. Chase and Cheryl A. Chase and any trust, partnership, corporation, limited liability company or other investment vehicle principally for the benefit of any such persons or their respective family members or heirs (including, without limitation, Polish Investments Holding LP for so long as beneficial ownership thereof is held by Persons meeting the requirements of clause (a) and (b) of this definition), (c) ECO and any successor thereto that is owned by the Persons who beneficially own, directly and indirectly, ECO on the Issue Date; (d) Advent International Corp. and (e) any Person that is controlled by the Persons, individually or as a group, described in clauses (a) through (d) above.

                  "Permitted Indebtedness" means any of the following:

                  (a) Indebtedness under the Securities (or any guarantee thereof) and this Indenture;

                  (b) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date and listed on Schedule B to this Indenture;

                  (c) Indebtedness of the Company or any Restricted Subsidiary (including PCI and any subsidiary of PCI that is a Restricted Subsidiary) to the extent such Indebtedness constitutes "Permitted Indebtedness" as defined in the PCI Indenture or the Old Indenture;

                  (d) (i) Indebtedness of any Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary and (ii) Indebtedness of the Company owed to and held by any Restricted Subsidiary that is Subordinated Indebtedness; PROVIDED that an incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition (excluding assignments as security to financial institutions) of any Indebtedness of the Company or Restricted Subsidiary referred to in this clause (e) to a Person (other than the Company or a Restricted Subsidiary) or (y) any sale or other disposition of Capital Stock of a Restricted Subsidiary which holds Indebtedness of the Company or another Restricted Subsidiary such that such Restricted Subsidiary, in any such case, ceases to be a Restricted Subsidiary;

                  (e) Obligations under any Interest Rate Agreement of the Company or any Restricted Subsidiary to the extent relating to (i) Indebtedness of the Company or such Restricted Subsidiary, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under Section
         1010), or (ii) Indebtedness for which a lender has provided a commitment in an amount reasonably anticipated to be incurred by the Company or a Restricted Subsidiary in the following 12 months after such Interest Rate Agreement has been entered into, but only to the extent that the notional principal amount of such Interest Rate Agreement does not exceed the principal amount of the Indebtedness (or Indebtedness subject to commitments) to which such Interest Rate Agreement relates;

                  (f) Indebtedness of the Company or any Restricted Subsidiary under Currency Agreements to the extent relating to (i) Indebtedness of the Company or a Restricted Subsidiary (which Indebtedness is otherwise permitted to be incurred under Section 1010) or (ii) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company or any Restricted Subsidiary; PROVIDED that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (g) Indebtedness of the Company or any Restricted Subsidiary in respect of performance bonds of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary incurred in the ordinary course of business in connection with the construction or operation of a Cable/ Telecommunications Business, a DTH Business or an Entertainment/Programming Business;

                  (h) Indebtedness of the Company or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing or extension of outstanding Indebtedness of the Company or of any Restricted Subsidiary incurred or outstanding pursuant to clause (b) of this definition or the proviso of Section 1010; PROVIDED that (i) Indebtedness of the Company may not be replaced, renewed, refinanced or extended to such extent under this clause (i) with Indebtedness of any Restricted Subsidiary and (ii) any such replacement, renewal, refinancing or extension (x) shall not result in a lower Average Life of such Indebtedness as compared with the Indebtedness being replaced, renewed, refinanced or extended, (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith, and (z) in the case of any replacement, renewal, refinancing or extension by the Company of Pari Passu Indebtedness or Subordinated Indebtedness, such new Indebtedness is made PARI PASSU with or subordinate to the Securities, at least to the same extent as the Indebtedness being replaced, renewed, refinanced or extended;

                  (i) Indebtedness of the Company having an aggregate principal amount not to exceed, at any one time outstanding, two times (i) the Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale of its Capital Stock (other than Redeemable Capital Stock) to a Person that is not a Subsidiary, to the extent such Net Cash Proceeds have not been used pursuant to clause (a)(3)(B), (b)(ii),
         (b)(iii) or (b)(v) of Section 1011 to make a Restricted Payment and
         (ii) 80% of the Fair Market Value of property (other than cash or Cash Equivalents) received by the Company after the Issue Date from a sale of its Capital Stock (other than Redeemable Capital Stock) to a Person that is not a Subsidiary, the extent such sale of Capital Stock has not been used pursuant to clause (b)(ii), (b)(iii) or (b)(v) of Section 1011 to make a Restricted Payment; PROVIDED, HOWEVER, that in determining the Fair Market Value of property, if the estimated Fair Market Value of such property exceeds $10.0 million, the Company will deliver to the Trustee a written appraisal as to the fair market value of such property prepared by an internationally recognized investment banking or public accounting firm (or, if no such investment banking or public accounting firm is qualified to prepare such an appraisal, by an internationally recognized appraisal firm) and PROVIDED FURTHER that such Indebtedness does not mature prior to the Stated Maturity of the Securities and has an Average Life longer than the Securities;

                  (j) Subordinated Indebtedness of the Company not to exceed $150 million (or, if non-U.S. Dollar denominated, the U.S. Dollar Equivalent thereof) at any one time outstanding; and

                  (k) in addition to the items referred to in clauses (a) through (j) above, Indebtedness of the Company having an aggregate principal amount not to exceed $125 million (or, if non-U.S. Dollar denominated, the U.S. Dollar Equivalent thereof) at any time outstanding less the aggregate principal amount of any outstanding Indebtedness incurred after the Issue Date under clause (c) of this definition of Permitted Indebtedness.

                  "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) loans and advances to directors or employees made in the ordinary course of business; (d) Interest Rate Agreements and Currency Agreements; (e) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 1017, PROVIDED that the Company or the Restricted Subsidiaries, as the case may be, have received at least 75% of the aggregate consideration therefrom in cash or Cash Equivalents;
(f) Investments made in the ordinary course of business as partial payment for constructing a network relating principally to a Cable/Telecommunications Business or for supplying equipment used or useful in the Cable/Telecommunications Business or the DTH Business; (g) Investments (other than through share leasing arrangements) in any Person engaged in any business in which the Company or any Restricted Subsidiary is engaged on the Issue Date not to exceed $90 million (or, if non-U.S. Dollar denominated, the U.S. Dollar Equivalent thereof) outstanding at any time; PROVIDED that immediately after giving effect to any Investment made under this clause (g), the Company and its Restricted Subsidiaries shall own at least 25% of the outstanding Capital Stock of the Person in which the Investment was made; (h) Investments (other than through share leasing arrangements) in any Person engaged in any business in which the Company or any Restricted Subsidiary is engaged on the Issue Date not to exceed $10 million (or, if non-U.S. Dollar denominated, the U.S. Dollar Equivalent thereof) outstanding at any time; (i) Investments (other than through share leasing programs) in the Capital Stock of any Person to the extent the consideration therefor paid by the Company or any Restricted Subsidiary consists of a lease or other right to use the capacity of a cable television network of the Company or such Restricted Subsidiary and so long as the capacity leased or used is used by such Person solely to provide telephony or Internet access services; PROVIDED that the Board of Directors shall have determined (as evidenced by a Board Resolution) that any such capacity is in excess of the cable television network capacity required to operate the Cable/Telecommunications Business of the Company or such Restricted Subsidiary in the area in which such cable television network is located; (j) investments by any Restricted Subsidiary in the Issuer; and (k) to the extent not covered in clauses (a) through (j) above, any "Permitted Investment" as defined in the PCI Indenture made by PCI or any subsidiary thereof in accordance with the terms of the PCI Indenture.

                  "Permitted Liens" means the following types of Liens:

                  (a) Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any Restricted Subsidiary;

                  (b) Liens securing the Securities;

                  (c) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; PROVIDED that such Lien does not extend to any property or assets of the Company or any

         Restricted Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

                  (d) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business of the Company or any Restricted Subsidiary and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceeding;

                  (e) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

                  (f) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary incurred in the ordinary course of business;

                  (g) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (h) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                  (i) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (h); PROVIDED that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets;

                  (j) any interest or title of a lessor under any Capitalized Lease Obligation or seller under any Purchase Money Obligation;

                  (k) Liens securing up to $45.0 million of Indebtedness of PCI incurred after the Issue Date under clause (c) of the definition of Permitted Indebtedness at any one time outstanding;

                  (l) Liens securing Indebtedness of the Company incurred pursuant to clause (i) of the definition of Permitted Indebtedness in an amount having an aggregate principal amount not to exceed, at any one time outstanding, 100% of the Net Cash

         Proceeds received by the Company after the Issue Date from the issuance and sale of its Capital Stock;

                  (m) Liens in favor of Polish governmental fiscal authorities created without the knowledge of and without fault on the part of the Company;

                  (n) Liens existing on the Issue Date and listed on Schedule C to this Indenture;

                  (o) Liens in favor of the Screen Actors Guild, the Writers Guild of America, the Directors Guild of America or any other unions, guilds or collective bargaining units under collective bargaining agreements, which Liens are incurred in the ordinary course of business solely to secure the payment of residuals and other collective bargaining obligations required to be paid by the Company or any of its Restricted Subsidiaries under any such collective bargaining agreement;

                  (p) Liens arising in connection with completion guarantees entered into in the ordinary course of business and consistent with then current industry practices, securing obligations (other than Indebtedness for borrowed money) of the Company or any of its Restricted Subsidiaries not yet due and payable;

                  (q) Liens in favor of suppliers and/or producers of any programming that are incurred in the ordinary course of business solely to secure the purchase or license price of such programming and such directly related rights or the rendering of services necessary for the production of such programming; PROVIDED, HOWEVER, that no such Lien shall extend to or cover any property or assets other than the programming or license and the rights directly related thereto being so acquired or produced; and PROVIDED FURTHER that any payment obligations secured by such Liens shall by their terms be payable solely from the revenues that are derived directly from the exhibition, syndication, exploitation, distribution or disposition of such item of programming and/or such directly related rights;

                  (r) Liens on assets of PCI or any subsidiary of PCI securing the PCI Notes; and

                  (s) Liens on assets or Capital Stock of a Special Purpose Vehicle.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, S.A., SP. Z O.O., trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Physical Note" has the meaning specified in Section 201.

                  "Poltelkab" means Poltelkab Sp. z o.o., a Polish limited liability company.

                  "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

                  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

                  "Public Equity Offering" means an issuance, offer and sale of Common Stock (which is Qualified Capital Stock) of the Company for cash pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

                  "Purchase Money Obligation" means Indebtedness of the Company or any Restricted Subsidiary (a) issued to finance or refinance the purchase or construction of any assets of the Company or any Restricted Subsidiary or (b) secured by a Lien on any assets of the Company or any Restricted Subsidiary where the lender's sole recourse is to the assets so encumbered, in either case to the extent the purchase or construction prices for such assets are or should be included in "addition to property, plan or equipment" in accordance with GAAP.

                  "Qualified Capital Stock" of any person means any and all Capital Stock of such person other than Redeemable Capital Stock.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A.

                  "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; PROVIDED, HOWEVER, that Redeemable Capital Stock shall not include any Common

Stock the holder of which has a right to put to the Company upon certain terminations of employment.

                  "Redemption Date", when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

                  "Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Initial Purchasers named therein, dated as of January 27, 1999, relating to the Securities and the Company's 14 1/2% Senior Discount Notes due 2009, a copy of which has been filed with the Trustee.

                  "Registration Statement" means the Registration Statement as defined in the Registration Rights Agreement.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "Responsible Officer", when used with respect to the Trustee, means any officer in its corporate trust department or similar group, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Payment" has the meaning provided in Section 1011.

                  "Restricted Subsidiary" means a Subsidiary other than an Unrestricted Subsidiary.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "S&P" means Standard and Poor's Ratings Group, a division of The McGraw-Hill, Inc. and its successors.

                  "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

                  "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

                  "Senior Bank Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary under one or more term loans or revolving credit or similar facilities (which may include any guarantee, bonding or letter of credit facility) with a bank or other financial institution which is not subordinated to any other Indebtedness of the Company or any Restricted Subsidiary.

                  "Series C Indenture" meant the Indenture dated as of January 20, 1999 between the Issuer and Bankers Trust Company, as trustee, as in effect on the Issue Date.

                  "Series C Notes" means the Issuers Series C Discount Notes due 2008 issued under the Series C Indenture.

                  "Service Agreement" means any agreement to which the Company or any Restricted Subsidiary is a party pursuant to which, among other things, the Company or a Restricted Subsidiary provides various services, which may include administrative, technical, managerial, financial, operational and marketing services, to the other party or parties thereto, including, without limitation, the agreements listed on Schedule A to this Indenture under the subheading "Service Agreements."

                  "Shareholder Registration Rights Agreement" means the Registration Rights Agreement dated as of June 27, 1997 among PIHLP, ECO, Mr. Freedman, Steele LLC, AESOP and CACMT (as such terms are defined in the Company's Offering Memorandum dated January 22, 1999) in the form existing on the Issue Date.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Significant Subsidiary" means, at any particular time, any Subsidiary that, together with the subsidiaries of such Subsidiary, (a) accounted for more than 5% of the consolidated revenues of the Company and its Subsidiaries for their most recently completed fiscal year or (b) is or are the owner(s) of more than 5% of the consolidated assets of the Company and its Subsidiaries as at the end of such fiscal year, all as calculated in accordance with GAAP and as shown on the consolidated financial statements of the Company and its Subsidiaries for such fiscal year.

                  "Special Purpose Vehicle" means a Person which is, or was, established: (i) with separate legal identity and limited liability; and (ii) for the sole purpose of a single transaction, or series of related transactions, and which has no assets and liabilities other than those directly acquired or incurred in connection with such transaction(s).

                  "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

                  "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

                  "Subordinated Indebtedness" means Indebtedness of the Company that is expressly subordinated in right of payment to the Securities.

                  "Subsidiary" means (a) any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries and (b) Poltelkab, PTK Operator Sp. z o.o., Cable Television Newco and any other Management Company.

                  "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries outstanding as of the date of determination.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "Unrestricted Subsidiary" means (a) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (b) any subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company, subject to the foregoing, may designate any newly acquired or newly formed Subsidiary (other than a Management Company) to be an Unrestricted Subsidiary so long as
(i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of

Section 1019, (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company and (v) neither the Company nor any Restricted Subsidiary has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a board resolution with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default under this Indenture and the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1010.

                  "U.S. Dollar" means United States currency.

                  "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by the National Bank of Poland at approximately noon (New York City time) on the date two business days prior to such determination.

                  "U.S. Government Obligations" has the meaning provided in
Section 1304.

                  "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

                  "Voting Stock" means, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                  "Wholly Owned" means, with respect to any Restricted Subsidiary, such Restricted Subsidiary if all the outstanding Capital Stock of such Restricted Subsidiary (other than any directors' qualifying shares) is owned directly by the Company or PCBV and one or more Wholly Owned Restricted Subsidiaries.

                  SECTION 102. COMPLIANCE CERTIFICATES AND OPINIONS.

                  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


                  SECTION 103. FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 104. ACTS OF HOLDERS.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

                  (c) The principal amount at maturity and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

                  (d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  SECTION 105. NOTICES, ETC., TO TRUSTEE, COMPANY.

                  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
         Attention: Corporate Trust Manager, or

                  (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

                  SECTION 106. NOTICE TO HOLDERS; WAIVER.

                  Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

                  SECTION 107. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 108. SUCCESSORS AND ASSIGNS.

                  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                  SECTION 109. SEPARABILITY CLAUSE.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 110. BENEFITS OF INDENTURE.

                  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 111. GOVERNING LAW.

                  This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York. Upon issuance of the Exchange Securities or the effectiveness of a Shelf Registration Statement, this Indenture shall be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions; and, if and to the extent that any provision of this Indenture limits, qualifies or conflicts with any other provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 318, inclusive, of the Trust Indenture Act, such required provision shall control.

                  SECTION 112. LEGAL HOLIDAYS.

                  In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or Maturity; PROVIDED that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

                                   ARTICLE TWO

                                 SECURITY FORMS

                  SECTION 201. FORMS GENERALLY.

                  The definitive Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                  The Initial Securities shall be known as the "14 1/2% Senior Discount Notes due 2009" and the Exchange Securities shall be known as the "14 1/2% Exchange Senior Discount Notes due 2009". The Securities and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A. The Securities may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, notations, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate (and as are not prohibited by the terms of this Indenture) or as may be required or appropriate to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange on which such Securities may be listed, or to conform to general usage, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. The Company shall approve the form of the Securities and any notation, legend or endorsement on the Securities. Each Security shall be dated the date of its authentication.

                  The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. Each of the Company and the Trustee, by its execution and delivery of this Indenture, expressly agrees to the terms and provisions of the Securities applicable to it and to be bound thereby.

                  Initial Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Security in registered form, substantially in the form set forth in Exhibit A (the "Global Security"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                  Securities issued pursuant to Section 306 or Section 307 in exchange for interests in the Global Security shall be in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "PHYSICAL SECURITIES").

                  SECTION 202. RESTRICTIVE LEGENDS.

                  Unless and until (i) an Initial Security is sold under an effective Registration Statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, each Global Security and each Physical Security shall bear the following legend set forth below (the "Private Placement Legend") on the face thereof.

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE") OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE), OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. OFFERS, SALES OR OTHER TRANSFERS OF THIS SECURITY UNDER (C), (D) AND (E) ABOVE ARE SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH

         OFFERS, SALES OR OTHER TRANSFERS TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  Each Global Security, whether or not an Initial Security, shall also bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC OR NOMINEES OF DTC OR TO A SUCCESSOR OF DTC OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.


                                  ARTICLE THREE

                                 THE SECURITIES

                  SECTION 301. TITLE AND TERMS.

                  The aggregate principal amount at maturity of Securities which may be authenticated and delivered under this Indenture is limited to up to $256,800,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 801, 906, 1016, 1017 or 1108.

                  The Initial Securities shall be known and designated as the "14 1/2% Senior Discount Notes due 2009" of the Company. The Exchange Securities shall be known and designated as the "14 1/2% Exchange Senior Discount Notes due 2009" of the Company. The Stated Maturity of the Initial Securities and the Exchange Securities shall be February 1, 2009 and, except as otherwise set forth herein, they shall bear interest at the rate of 14 1/2% per annum from February 1, 2004, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on August 1, 2004 and semi-annually thereafter on February 1 and August 1 in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for. Except in the case of a Registration Default (as defined in the form of Securities), the principal of the Securities shall not accrue interest until February 1, 2004, except in the case of a default in payment of the amount due at Maturity, in which case the amount due on the Securities shall bear interest at a rate of 17 1/2% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default to the date the payment of such amount has been made or duly provided for. Interest on any overdue principal amount shall be payable on demand. The Securities are issued at a discount to their aggregate principal amount at maturity and will generate gross proceeds to the Company of $100,003,056 (and net proceeds of $96,752,957). Original issue discount will accrete from the Issue Date (January 27, 1999) until February 1, 2004. Based on the issue price thereof, the yield on the Securities is 17 1/2% (computed on a semiannual bond equivalent basis) calculated from January 27, 1999.

                  The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; PROVIDED, HOWEVER, that, at the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

                  The Securities shall be redeemable as provided in Article Eleven.

                  SECTION 302. DENOMINATIONS.

                  The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount at maturity and any integral multiple thereof.

                  SECTION 303. EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

                  The Securities shall be executed on behalf of the Company by any of its Chairman, its President or a Vice President, the Chief Executive Officer or the Chief

Financial Officer, under its corporate seal reproduced thereon. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

                  Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.

                  Each Security shall be dated the date of its authentication.

                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

                  In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the

Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

                  SECTION 304. TEMPORARY SECURITIES.

                  Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

                  If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                  SECTION 305. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

                  The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

                  Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

                  At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount at maturity, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange (including an exchange of Initial Securities for Exchange Securities), the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive PROVIDED that no exchange of Initial Securities for Exchange Securities shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission and that the Initial Securities to be exchanged for the Exchange Securities shall be cancelled by the Trustee.

                  All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                  Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 801, 906, 1016, 1017 or 1108 not involving any transfer.

                  The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                  SECTION 306. BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

                  (a) The Global Security initially shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 202.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under any Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.

                  (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees and, in part, in the circumstances described in paragraph (d) hereof. Interests of beneficial owners in a Global Security may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 307. Beneficial owners may obtain Physical Securities (which shall bear the Private Placement Legend if required by Section 202) in exchange for their beneficial interests in a Global Security upon request in accordance with the Depositary's and the Security Registrar's procedures at any time. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days or
(ii) an Event of Default has occurred and Holders of more than 25% in aggregate principal amount of the Securities at the time outstanding represented by the Global Securities advise the Trustee through the Depositary in writing that the continuation of a book-entry system through the Depositary with respect to the Global Securities is no longer required.

                  (c) In connection with any transfer pursuant to paragraph (b) of this Section of a portion of the beneficial interest in the Global Security to beneficial owners, upon receipt of written instructions from the Depositary, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of the Global Security in an amount equal to the principal amount at maturity of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

                  (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b) of this Section, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security an equal aggregate principal amount at maturity of Physical Securities of authorized denominations.

                  (e) Any Physical Security delivered in exchange for an interest in the Global Security pursuant to paragraph (b) or (c) of this Section shall, except as otherwise provided by paragraph (a)(i)(x) or paragraph (e) of
Section 307, bear the legend regarding transfer restrictions applicable to the Physical Security set forth in Section 202.

                  (f) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (g) In connection with the execution, authentication and delivery of Physical Securities in exchange for beneficial interests in a Global Security pursuant to Section 306(b), the Security Registrar shall reflect on its books and records a decrease in the principal amount at maturity of the relevant Global Security equal to the principal amount at maturity of such Physical Securities and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities having an equal aggregate principal amount at maturity.

                  SECTION 307. SPECIAL TRANSFER PROVISIONS.

                  Unless and until (i) an Initial Security is sold pursuant to an effective Registration Statement, or (ii) an Initial Security is exchanged for an Exchange Security in the Exchange Offer pursuant to an effective Registration Statement, in each case, pursuant to the Registration Rights Agreement, the following provisions shall apply:

                  (a) GENERAL. The provisions of this Section 307 shall apply to all transfers involving any Physical Security and any beneficial interest in any Global Security.

                  (b) CERTAIN DEFINITIONS. As used in this Section 307 only, "delivery" of a certificate by a transferee or transferor means the delivery to the Security Registrar by such transferee or transferor of the applicable certificate duly completed; "holding" includes both possession of a Physical Security and ownership of a beneficial interest in a Global Security, as the context requires; "transferring" a Global Security means transferring that portion of the principal amount of the transferor=s beneficial interest therein that the transferor has notified the Security Registrar that it has agreed to transfer; and "transferring" a Physical Security means transferring that portion of the principal amount thereof that the transferor has notified the Security Registrar that it has agreed to transfer.

                  As used in this Indenture,"Rule 144A Certificate" means a certificate substantially in the form set forth in Section 313 and "Non-Registration Opinion and Supporting Evidence" means a written opinion of counsel reasonably acceptable to the Company to the effect that, and such other certification or information as the Company may reasonably require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                  (c) [Intentionally Omitted]

                  (d) DEEMED DELIVERY OF A RULE 144A CERTIFICATE IN CERTAIN CIRCUMSTANCES. A Rule 144A Certificate, if not actually delivered, will be deemed delivered if (A) (i) the transferor advises the Company and the Trustee in writing that the relevant offer and sale were made in accordance with the provisions of Rule 144A (or, in the case of a transfer of a Physical Security, the transferor checks the box provided on the Physical Security to that effect) and (ii) the transferee advises the Company and the Trustee in writing that (x) it and, if applicable, each account for which it is acting in connection with the relevant transfer, is a qualified institutional buyer within the meaning of Rule 144A, (y) it is aware that the transfer of Securities to it is being made in reliance on the exemption from the provisions of
         Section 5 of the Securities Act provided by Rule 144A, and (z) prior to the proposed date of transfer it has been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and has either declined such opportunity or has received such information (or, in the case of a transfer of a Physical Security, the transferee signs the certification provided on the Physical Security to that effect); or (B) the transferor holds the Global Security and is transferring to a transferee that will take delivery in the form of the Global Security.

                  (e) PROCEDURES AND REQUIREMENTS. If the proposed transferor holds:

                      (A) a Physical Security which is surrendered to the
                  Security Registrar, and the proposed transferee or transferor, as applicable:

                          (i) delivers (or is deemed to have delivered pursuant
                      to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a Physical Security, then the Security Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered Physical Security and (z) deliver a new Physical Security to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered Physical Security; or

                          (ii) delivers (or is deemed to have delivered pursuant
                      to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Global Security, then the Security Registrar shall (x) cancel such surrendered Physical Security, (y) record an increase in the principal amount of the Global Security equal to the principal amount being transferred of such surrendered Physical Security and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                  In any of the cases described in this Section 307(e)(A), the Security Registrar shall deliver to the transferor a new Physical Security in principal amount equal to the principal amount not being transferred of such surrendered Physical Security, as applicable.

                  (B) the Global Security, and the proposed transferee or transferor, as applicable:

                          (i) delivers (or is deemed to have delivered pursuant
                      to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a Physical Security, then the Security Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Global Security in an amount equal to the beneficial interest therein being transferred, (y) deliver a new Physical Security to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                          (ii) delivers (or is deemed to have delivered pursuant
                      to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Global Security, then the transfer shall be effected in accordance with the procedures of the Depositary therefor.

                  (f) EXECUTION, AUTHENTICATION AND DELIVERY OF PHYSICAL SECURITIES. In any case in which the Security Registrar is required to deliver a Physical Security to a transferee or transferor, the Company shall execute, and the Trustee shall authenticate and make available for delivery, such Physical Security.

                  (g) CERTAIN ADDITIONAL TERMS APPLICABLE TO PHYSICAL SECURITIES. Any transferee entitled to receive a Physical Security may request that the principal amount thereof be evidenced by one or more Physical Securities in any authorized denomination or denominations and the Security Registrar shall comply with such request if all other transfer restrictions are satisfied.

                  (h) TRANSFERS NOT COVERED BY SECTION 307(e). The Security Registrar shall effect and record, upon receipt of a written request from the Company so to do, a transfer not otherwise permitted by
         Section 307(e), such recording to be done in accordance with the otherwise applicable provisions of Section 307(e), upon the furnishing by the proposed transferor or transferee of a Non-Registration Opinion and Supporting Evidence.

                  (i) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture. The Security Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions with respect thereto set forth in this Indenture. The Security Registrar shall not be required to determine (but may rely upon a determination made by the Company) the sufficiency of any such certifications, legal opinions or other information.

                  (j) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Security Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Security Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is at least two years after the original issue date of the Initial Security (with respect to any Physical Security), (ii) there is delivered to the Security Registrar an Opinion of Counsel in form reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Securities are exchanged for Exchange Securities pursuant to an Exchange Offer.

                  SECTION 308. MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

                  If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount at maturity, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

                  Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  SECTION 309. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

                  Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to
Section 1002; PROVIDED, HOWEVER, that each installment of interest may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 310, to the address of such Person as it appears in the Security Register at the close of business on the Regular Record Date for such interest payment or (ii) transfer to an account located in the United States maintained by the payee.

                  Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                  SECTION 310. PERSONS DEEMED OWNERS.

                  Prior to the due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 309) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  SECTION 311. CANCELLATION.

                  All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Securities be returned to it.

                  SECTION 312. COMPUTATION OF INTEREST.

                  Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                  SECTION 313. FORM OF RULE 144A CERTIFICATE.

                  Upon any transfer of the Securities pursuant to Rule 144A, the purchaser of such Securities shall deliver to the Trustee a certificate in the form of Exhibit B hereto.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

                  SECTION 401. SATISFACTION AND DISCHARGE OF INDENTURE.

                  This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities expressly provided for herein or pursuant hereto and the rights, powers, trusts, duties and immunities of the Trustee) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

                  (1) either

                      (a) all Securities theretofore authenticated and delivered
                  (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in
                  Section 308) and (ii) Securities for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                      (b) all such Securities not theretofore delivered to the
                  Trustee for cancellation

                          (i) have become due and payable, or

                          (ii) will become due and payable at their Stated
                      Maturity within one year, or

                          (iii) are to be called for redemption within one year
                      under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on such Securities to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                  (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (3) the Company has delivered to the Trustee an Officers Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

                  SECTION 402. APPLICATION OF TRUST MONEY.

                  Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.


                                  ARTICLE FIVE

                                    REMEDIES

                  SECTION 501. EVENTS OF DEFAULT.

                  "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any interest on any Security when it becomes due and payable and continuance of such default for a period of 30 days;

                  (2) default in the payment of the principal of or premium, if any, on any Security at its Maturity;

                  (3) default in the performance, or breach, of the provisions described in Article Eight of this Indenture, the failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 1016 or the failure to make or consummate an Excess Proceeds Offer in accordance with the provisions of Section 1017;

                  (4) default in the performance, or breach, of any covenant or agreement of the Company contained in this Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere in this Indenture) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the then Outstanding Securities, as the case may be;

                  (5) (i) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Company or any Significant Subsidiary aggregating $15 million or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (ii) Indebtedness of the Company or any Significant Subsidiary aggregating $15 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the stated maturity thereof;

                  (6) any holder or holders (or any Person acting on any such holder's behalf) of any Indebtedness in excess of $15 million in the aggregate of the Company or any Significant Subsidiary shall, subsequent to the occurrence of a default with respect to such Indebtedness, notify the Trustee of the intended sale or disposition of any assets of the Company or any Restricted Subsidiary that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings, or take action to retain in satisfaction of any such Indebtedness, or to collect on, seize, dispose of or apply, any such assets of the Company or any Restricted Subsidiary pursuant to the terms of any agreement or instrument evidencing any such Indebtedness of the Company or any Restricted Subsidiary or in accordance with applicable law;

                  (7) one or more final judgments, orders or decrees of any court or regulatory agency shall be rendered against the Company or any Significant Subsidiary or their respective properties for the payment of money, either individually or in an aggregate amount, in excess of $15 million and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (ii) there shall have been a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

                  (8) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; and

                  (9) the institution by the Company or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

                  SECTION 502. ACCELERATION OF MATURITY; RESCISSION AND
ANNULMENT.

                  If an Event of Default (other than an Event of Default specified in Section 501(8) or 501(9)) shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee upon the written request of such Holders, shall declare the principal of, premium, if any, and accrued interest on all of the Outstanding Securities immediately due and payable, and upon any such declaration all such amounts payable in respect of the Securities shall become immediately due and payable. If an Event of Default specified in Section 501(8) or 501(9) occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the Outstanding Securities shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of either the Trustee or any Holder.

                  At any time after a declaration of acceleration hereunder, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if

                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay,

                      (A) all overdue interest on all Outstanding Securities,

                      (B) all unpaid principal of and premium, if any, on any
                  Outstanding Securities that have become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by such Securities,

                      (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by such Securities, and

                      (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                  (2) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, or interest on Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

                  SECTION 503. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

                  The Company covenants that if

                  (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  SECTION 504. TRUSTEE MAY FILE PROOFS OF CLAIM.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents and take such other actions, including participating as a member of any official creditors committee appointed in the matter as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 505. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

                  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

                  SECTION 506. APPLICATION OF MONEY COLLECTED.

                  Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
         Section 606;

                  SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

                  THIRD: The balance, if any, to the Person or Persons entitled thereto.

                  SECTION 507. LIMITATION ON SUITS.

                  No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

                  SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

                  Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein and in such Security of the principal of (and premium, if any) and (subject to Section 309) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                  SECTION 509. RESTORATION OF RIGHTS AND REMEDIES.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 510. RIGHTS AND REMEDIES CUMULATIVE.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 308, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 511. DELAY OR OMISSION NOT WAIVER.

                  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  SECTION 512. CONTROL BY HOLDERS.

                  The Holders of not less than a majority in principal amount at maturity of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED that

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                  (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                  (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

                  SECTION 513. WAIVER OF PAST DEFAULTS.

                  The Holders of not less than a majority in aggregate principal amount at maturity of the Outstanding Securities may, on behalf of the Holders of all the Securities, waive any past defaults hereunder, except a default

                  (1) in the payment of the principal of, premium, if any, or interest on any such Security, or

                  (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                  SECTION 514.  WAIVER OF STAY OR EXTENSION LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   THE TRUSTEE

                  SECTION 601. NOTICE OF DEFAULTS.

                  Within 90 days after the occurrence of any Default or Event of Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders; and PROVIDED FURTHER that in the case of any Default of the character specified in Section 501(4) no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

                  SECTION 602. CERTAIN RIGHTS OF TRUSTEE.

                  Subject to the provisions of TIA Sections 315(a) through 315(d):

                  (1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (unless other evidence in respect thereof is herein specifically prescribed) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) shall be entitled to receive and may require and, in the absence of bad faith on its part, conclusively rely upon an Officers Certificate;

                  (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                  (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

                  (9) the Trustee shall not be deemed to have knowledge of any default, breach or Event of Default or other matter upon the occurrence of which it may be required to take action hereunder unless one of its Responsible Officers has actual knowledge thereof.

                  The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

                  SECTION 603. TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

                  The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility on Form T-1 supplied to the Company will be true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

                  SECTION 604. MAY HOLD SECURITIES.

                  The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

                  SECTION 605. MONEY HELD IN TRUST.

                  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

                  SECTION 606. COMPENSATION AND REIMBURSEMENT.

                  The Company agrees:

                  (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of investigating or defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                  The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

                  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(8) or (9), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar foreign or domestic law; PROVIDED, HOWEVER, that to the extent unpaid as such expenses, they shall be paid as provided in Section 506.

                  The provisions of this Section shall survive the termination of this Indenture.

                  SECTION 607. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

                  There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  SECTION 608. RESIGNATION AND REMOVAL; APPOINTMENT OF
SUCCESSOR.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

                  (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

                  (d) If at any time:

                  (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                  SECTION 609. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

                  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

                  SECTION 610. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; PROVIDED, HOWEVER, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.


                                  ARTICLE SEVEN

                HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

                  SECTION 701. DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

                  Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

                  SECTION 702. REPORTS BY TRUSTEE.

                  Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).


                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

                  SECTION 801. COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

                  The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets substantially as an entirety to any other Person or Persons, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any Person or Persons, unless:

                  (1) either (i) the Company shall be the surviving corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company or the Company and its Restricted Subsidiaries is merged or the Person which acquires by sale, conveyance, transfer, lease or other disposition, all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, as the case may be, (the "Surviving Entity")
         (x) shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (y) shall expressly assume, by an indenture supplemental to this Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company's obligations for the due and punctual payment of the principal of (or premium, if any, on) and interest on all the Securities and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed;

                   (2) immediately before and after giving effect to such transaction or series of transactions on a PRO FORMA basis (and treating any obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                  (3) immediately after giving effect to such transaction or series of transactions on a PRO FORMA basis (on the assumption that the transaction or series of transactions occurred on the first day of the latest fiscal quarter for which consolidated financial statements of the Company are available prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such PRO FORMA calculation), the ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated

         Operating Cash Flow of the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) would be less than or equal to such ratio of the Company immediately before such transaction;

                  (4) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1014 are complied with; and

                  (5) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and such supplemental indenture comply with the terms of this Indenture.

                  SECTION 802.  SUCCESSOR SUBSTITUTED.

                  Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 801 in which the Company is not the continuing obligor under this Indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When a successor assumes all the obligations of its predecessor under this Indenture and the Securities, the predecessor shall be released from those obligations; PROVIDED that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Securities.

                  SECTION 803. SECURITIES TO BE SECURED IN CERTAIN EVENTS.

                  If, upon any such consolidation of the Company with or merger of the Company into any other corporation, or upon any conveyance, lease or transfer of the property of the Company substantially as an entirety to any other Person, any property or assets of the Company would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 1014 without equally and ratably securing the Securities, the Company, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer, will as to such property or assets, secure the Securities Outstanding (together with, if the Company shall so determine any other Indebtedness of the Company now existing or hereinafter created which is not subordinate in right of payment to the Securities) equally and ratably with (or prior to) the Indebtedness which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such property or assets by such Lien, or will cause such Securities to be so secured; PROVIDED that, for the purpose of providing such equal and ratable security, the principal amount of the Securities shall mean that amount which would at the time of making such effective provision be due and payable pursuant to

Section 502 upon a declaration of acceleration of the Maturity thereof, and the extent of such equal and ratable security shall be adjusted, to the extent permitted by law, as and when said amount changes over time as provided in
Section 502.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

                  SECTION 901. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF
HOLDERS.

                  Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or

                  (2) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

                  (3) to add any additional Events of Default; or

                  (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of
         Section 609; or

                  (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; PROVIDED that such action shall not adversely affect the interests of the Holders in any material respect; or

                  (6) to secure the Securities pursuant to the requirements of
         Section 1014 or otherwise; or

                  (7) to qualify, or maintain the qualification of, this Indenture under the TIA.

                  SECTION 902. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

                  With the consent of the Holders of not less than a majority in aggregate principal amount at maturity of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

                  (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the Accreted Value thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

                  (2) reduce the percentage in principal amount at maturity of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

                  (3) modify any of the provisions of this Section, Section 1021 or Article Five, except to increase the percentage of Outstanding Securities required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security, or

                  (4) amend, change or modify the redemption provisions of this Indenture or the Securities or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                  SECTION 903. EXECUTION OF SUPPLEMENTAL INDENTURES.

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                                       69


                  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 904. EFFECT OF SUPPLEMENTAL INDENTURES.

                  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  SECTION 905. CONFORMITY WITH TRUST INDENTURE ACT.

                  Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                  SECTION 906. REFERENCE IN SECURITIES TO SUPPLEMENTAL
INDENTURES.

                  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 907. NOTICE OF SUPPLEMENTAL INDENTURES.

                  Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture. Failure to provide such notice shall not affect the validity of such amendment.

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                                       70


                                   ARTICLE TEN

                                    COVENANTS

                  SECTION 1001. PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.

                  The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

                  SECTION 1002. MAINTENANCE OF OFFICE OR AGENCY.

                  The Company will maintain in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of Bankers Trust Company at Four Albany Street, New York, New York 10006 shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                  SECTION 1003. MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

                  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such

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                                       71


sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                  Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before 10:00 a.m. (New York City time) on each due date of the principal of (or premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

                  The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

                  (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  SECTION 1004. CORPORATE EXISTENCE.

                  Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

                  SECTION 1005. PAYMENT OF TAXES AND OTHER CLAIMS.

                  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                  SECTION 1006. MAINTENANCE OF PROPERTIES.

                  The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this

Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

                  SECTION 1007. INSURANCE.

                  The Company will at all times keep all of its and its Subsidiaries properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

                  SECTION 1008. STATEMENT BY OFFICERS AS TO DEFAULT.

                  (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year and within 45 days after the end of each fiscal quarter (other than the last fiscal quarter of a year), a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                  (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $5,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an officers certificate specifying such event, notice or other action within five Business Days of its occurrence.

                  SECTION 1009. PROVISION OF FINANCIAL STATEMENTS AND REPORTS.

                  (a) Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission (if permitted by Commission practice and applicable law and regulations) the annual reports, quarterly reports and other documents which are required to be filed with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") required by such Section 13(a) or 15(d) of the Exchange Act regardless of whether the Company is required to file such documents. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the Commission (i) transmit (or cause to be transmitted) by mail to all holders of Securities, as their names and addresses appear in the applicable Security Register, without cost to such holders, and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company is required to file with the Commission pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the Commission is not permitted by Commission practice or applicable law or regulations, promptly upon written request supply copies of such documents to any holder of Securities.

                  (b) The Company will disclose the current and accumulated earnings and profits, if any, for any fiscal year in its annual report on form 10K so long as it is required to file such reports. Thereafter, the Company will provide such information separately to the Holders who so request by written notice to the Company.

                  SECTION 1010. LIMITATION ON ADDITIONAL INDEBTEDNESS.

                  (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to incur, contingently or otherwise, any Indebtedness, except for Permitted Indebtedness; PROVIDED that the Company will be permitted to incur Indebtedness if after giving pro forma effect to such incurrence (including the application of the net proceeds therefrom), the ratio of (x) Total Consolidated Indebtedness outstanding as of the date of such incurrence to (y) Annualized Pro Forma Consolidated Operating Cash Flow would be greater than zero and less than or equal to 6 to 1.

                  (b) The Company will not incur any Subordinated Indebtedness unless such Indebtedness by its terms expressly prohibits the payment by the Company of any assets or securities (including Common Stock) to the holders of such Subordinated Indebtedness prior to the payment in full of the Securities in the event of a bankruptcy or reorganization.

                  SECTION 1011. LIMITATION ON RESTRICTED PAYMENTS.

                  (a) The Company will not take, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

                  (i) declare or pay any dividend or any other distribution on Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock (other than Redeemable Capital Stock) of the Company);

                  (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company (other than any such Capital Stock owned by the Company or a Restricted Subsidiary) or any Affiliate of the Company (other than any Restricted Subsidiary);

                  (iii) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness of the Company (other than any Subordinated Indebtedness held by a Restricted Subsidiary);

                  (iv) make any Investment (other than a Permitted Investment) in any Person (other than an Investment by the Company or a Restricted Subsidiary in either (1) a Restricted Subsidiary or the Company or (2) a Person that becomes a Restricted Subsidiary as a result of such Investment);

                  (v) create or assume any guarantee of Indebtedness of any Affiliate of the Company (other than guarantees of any Indebtedness of any Restricted Subsidiary by the Company or any Restricted Subsidiary); or

                  (vi) declare or pay any dividend or any other distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (1) dividends or distributions paid to the Company or a Restricted Subsidiary or (2) PRO RATA dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders, provided that such dividends or distributions do not in the aggregate exceed the minority stockholders' PRO RATA share of such Restricted Subsidiaries' net income from the first day of the fiscal quarter beginning immediately following the Issue Date);

(such payments or other actions described in (but not excluded from) clauses (i) through (vi) are collectively referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment (1) no Default or Event of Default shall have occurred and be continuing, (2) the Company would be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the proviso of Section 1010; and (3) the aggregate amount of all Restricted Payments declared or made after the Issue Date would not exceed an amount equal to the sum of:

                  (A) the difference between (x) the Cumulative Available Cash Flow determined at the time of such Restricted Payment and (y) the product of (I) 1.5 and (II) the cumulative Consolidated Interest Expense of the Company determined for the period commencing on the Issue Date and ending on the last day of the latest fiscal quarter for which consolidated financial statements of the Company are available preceding the


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                                       76


         date of such Restricted Payment (or if such difference shall be a negative number, minus 100% of such number), PLUS (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale (other than to a Restricted Subsidiary) of Capital Stock of the Company (other than Redeemable Capital Stock) on or after the Issue Date, excluding any Net Cash Proceeds that are, promptly following receipt, invested in accordance with clause (ii), (iii) or (v) of clause (b) hereof and except to the extent such Net Cash Proceeds are used to incur Indebtedness pursuant to clause (i) of the definition of Permitted Indebtedness, PLUS (C) the aggregate Net Cash Proceeds received by the Company on or after the Issue Date from the issuance or sale (other than to a Restricted Subsidiary) of debt securities or Redeemable Capital Stock of the Company that have been converted into or exchanged for Capital Stock (other than Redeemable Capital Stock) of the Company to the extent such securities were originally sold for cash, together with the aggregate net cash proceeds received by the Company (other than from a Restricted Subsidiary) at the time of such conversion or exchange, plus (D) in the case of the disposition or repayment of any Investment (other than through share leasing arrangements) constituting a Restricted Payment made after the Issue Date (other than in the case contemplated by clause (E) hereof) an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment, plus (E) in the case of Investments (other than through share leasing arrangements) made in any Person other than a Restricted Subsidiary, an amount equal to the lesser of the Fair Market Value of such Investment and the total amount of such Investments constituting Restricted Payments if and when such Person becomes a Restricted Subsidiary less any amounts previously credited pursuant to clause (D).

                  For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

                  (b) The provisions of this covenant shall not prohibit, so long as, with respect to clauses (ii) through (ix) below, no Default or Event of Default shall have occurred and be continuing (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof if at such date of declaration such payment complied with the provisions of this Indenture; (ii) the purchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, shares of Capital Stock of the Company (other than Redeemable Capital Stock); (iii) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness made by exchange for, or out of the net cash proceeds of, a substantially concurrent issue or sale (other than to a Restricted Subsidiary) of (1) Capital Stock (other than Redeemable Capital Stock) of the Company or (2) other Subordinated Indebtedness so long as (A) the principal amount of


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                                       77


such new Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, PLUS the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness being refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing, (B) such new Subordinated Indebtedness is subordinated to the Securities to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired and (C) such new Subordinated Indebtedness has an Average Life longer than the Average Life of the Securities and a final Stated Maturity of principal later than the Stated Maturity of principal of the Securities; (iv) the extension by the Company and the Restricted Subsidiaries of trade credit to Unrestricted Subsidiaries, represented by accounts receivable, extended on usual and customary terms in the ordinary course of business; (v) Investments (other than through share leasing arrangements) in any Person promptly made with the proceeds of a substantially concurrent issue or sale of Capital Stock (other than Redeemable Capital Stock) of the Company; (vi) payments made pursuant to the Shareholder Registration Rights Agreement; (vii) the payment of reasonable and customary regular compensation and fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary; (viii) any "Restricted Payment" as defined in and permitted by the PCI Indenture made by PCI or any Subsidiary thereof in accordance with the terms of the PCI Indenture and (ix) any other Restricted Payments in an aggregate amount not to exceed $1.0 million (or, if non-U.S. Dollar denominated, the U.S. Dollar Equivalent thereof) at any one time outstanding.

                  In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (vi), (vii),
(viii) and (ix) above shall be included as Restricted Payments.

                  SECTION 1012. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

                  (a) The Company will not and will not permit any Restricted Subsidiary to issue or sell any shares of Capital Stock of a Restricted Subsidiary (other than to the Company or a Restricted Subsidiary); PROVIDED, HOWEVER, that this covenant shall not prohibit (i) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary in compliance with the other provisions of this Indenture,
(ii) issuances or sales of Common Stock of a Restricted Subsidiary if (x) the proceeds of such issuance or sale are applied in accordance with Section 1017 and (y) immediately after giving effect thereto, the Company and its other Restricted Subsidiaries own no less than 51% of the outstanding Voting Stock of such Restricted Subsidiary, (iii) issuances or sales of Capital Stock of Restricted Subsidiaries that are subsidiaries of PCI that are permitted by the terms of the PCI Indenture or (iv) the ownership by directors of directors' qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law.

                  (b) The Company will not permit the direct or indirect ownership of the Company or any Restricted Subsidiary in the Capital Stock of any Management Company to fall below the lesser of (i) the maximum ownership percentage permitted by applicable law and (ii) 51% of the outstanding Capital Stock of such Management Company, PROVIDED that any increase in such ownership of the Capital Stock of any Management Company required by any change in applicable law shall not be required to be completed prior to 365 days from the effective date of such change in applicable law, PROVIDED FURTHER that the Company and the Restricted Subsidiaries may sell all, but not less than all, of their Capital Stock of any Management Company in accordance with the provisions of Section 1017.

                  SECTION 1013.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company (other than the Company or a Restricted Subsidiary and after the Old Notes are no longer outstanding, a Majority Owned Restricted Subsidiary) unless (i) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's-length transaction with unrelated third parties who are not Affiliates, (ii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $10 million, the Company shall have delivered an officers' certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by a majority of the Directors of the Board of Directors, or the Company has obtained a written opinion from a nationally recognized investment banking firm to the effect that such transaction or series of related transactions is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view (or if an investment banking firm is generally not qualified to give such an opinion, by a nationally recognized appraisal firm or accounting firm) and (iii) with respect to any transaction or series of related transactions including aggregate consideration in excess of $20 million, the Company shall have delivered an officers' certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related


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                                       79


transactions has been approved by a majority of the Disinterested Directors of the Board of Directors (assuming that at least two such Directors exist), or in the event that at least two members of the Board of Directors are not Disinterested Directors with respect to any transaction or series of transactions included in this clause (iii), the Company shall obtain an opinion from a nationally recognized investment banking firm (or if an investment banking firm is generally not qualified to give such an opinion, by a nationally recognized appraisal firm or accounting firm) as described above; PROVIDED, HOWEVER, that this provision will not restrict (1) any transaction by the Company or any Restricted Subsidiary with an Affiliate directly related to the purchase, sale or distribution of products in the ordinary course of business, including, without limitation, transactions related to the purchase, sale or distribution of programming, subscriber management services, transmission services and services related to the publication of programming guides, (2) the Company from paying reasonable and customary regular compensation and fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary, including, without limitation, any such fees which the Company has agreed to pay to any director pursuant to an agreement in effect on the Issue Date and listed on Schedule A to this Indenture, (3) the payment of compensation (including stock options and other incentive compensation) to officers and other employees the terms of which are approved by the Board of Directors, (4) any transactions pursuant to a Management Agreement, (5) the Company or any Restricted Subsidiary from making any Restricted Payment in compliance with Section 1011, (6) (x) transactions pursuant to any Management Contract, Overhead Agreement or Service Agreement that is entered into prior to the Issue Date and is listed in Schedule A to this Indenture; or (y) transactions pursuant to any Organizational Contract, Overhead Agreement or Service Agreement that is entered into after the Issue Date and has substantially identical terms as, and is no less favorable to the Company or any Restricted Subsidiary than, the Organizational Contracts, Overhead Agreements or Service Agreements, as the case may be, listed in Schedule A to this Indenture, or (7) amendments, modifications or alterations of Management Agreements, Organizational Contracts, Overhead Agreements and Service Agreements under (b) below.

                  (b) The Company will not, and will not permit any Restricted Subsidiary to, amend, modify, or in any way alter the terms of any Management Agreement, Organizational Contract, Overhead Agreement or Service Agreement in a manner materially adverse to the Company other than (i) by adding new Restricted Subsidiaries to a Management Agreement, (ii) substituting one Restricted Subsidiary in place of another Restricted Subsidiary under a Organizational Contract, (iii) amendments, modifications or alterations required by applicable law, (iv) amendments, modifications or alterations made to increase the Company's control over, or interest in, any Management Company or (v) amendments, modifications or alterations that are approved by a majority of the Disinterested Directors of the Board of Directors of the Company as not materially adverse to the Company.

                  SECTION 1014.  LIMITATION ON LIENS.

                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except for Permitted Liens, on or with respect to any of its property or assets, whether owned at the date of this Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Subordinated Indebtedness, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any other Lien, the Securities are equally and ratably secured.

                  SECTION 1015. LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS BY SUBSIDIARIES.

                  (a) The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee of payment of the Securities by such Restricted Subsidiary on a basis senior to any guarantee of Subordinated Indebtedness or at least PARI PASSU with any guarantee of Pari Passu Indebtedness; PROVIDED that this paragraph (a) shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary or (ii) any guarantee of any Restricted Subsidiary of Senior Bank Indebtedness.

                  (b) Notwithstanding the foregoing, any guarantee of the Securities created pursuant to the provisions described in the foregoing paragraph (a) shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person who is not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) (ii) the occurrence of any default or breach of any covenant or agreement under any Indebtedness of the Company arising as a result of the creation of such guarantee or (iii) the release by the holders of the Indebtedness of the Company described in the preceding paragraph of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness, except by or as a result of payment under such guarantee), at a time when (A) no other Indebtedness of the Company has been guaranteed by such Restricted Subsidiary or
(B) the holders of all such other Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness). In the event that clause (ii) of this paragraph (b) shall apply immediately after the creation of such guarantee under paragraph (a) above, then such guarantee need not be created.

                  SECTION 1016. PURCHASE OF SECURITIES UPON A CHANGE OF CONTROL.

                  If a Change of Control shall occur at any time, then each holder of Securities shall have the right to require that the Company purchase such holder's Securities, in whole or in part in integral multiples of $1,000 principal amount at maturity, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the Accreted Value of the Securities plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in this Indenture.

                  Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Securities by first-class mail, postage prepaid, at the address of such holder appearing in the Security Register, stating, among other things, (a) the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; (b) that any Security not tendered will continue to accrue interest or accrete original issue discount, as applicable; (c) that, unless the Company defaults in the payment of the purchase price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and (d) certain other procedures that a holder of Securities must follow to accept a Change of Control Offer or to withdraw such acceptance.

                  The Company will comply with the applicable tender offer rules, including Rule l4e-l under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

                  The Company will not enter into any agreement that would prohibit the Company from making a Change of Control Offer to purchase the Securities or, if such Change of Control Offer is made, to pay for the Securities tendered for purchase.

                  SECTION 1017.  LIMITATION ON SALE OF ASSETS.

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the Fair Market Value of the shares or assets sold (as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75% cash or Cash Equivalents. Notwithstanding the preceding sentence, the Company and its Restricted Subsidiaries may consummate an Asset Sale without complying with clause (ii) of the immediately preceding sentence if at least 75% of the consideration for such Asset Sale consists of any combination of cash, Cash Equivalents and those items described in clause (b)(ii) or (b)(iii) below.

                  (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may use the Net Cash Proceeds thereof, within 12 months after the later of such Asset Sale or the receipt of such Net Cash Proceeds, (i) to permanently repay or prepay any then outstanding Senior Bank Indebtedness of the Company or a Restricted Subsidiary, any then outstanding Indebtedness of a Restricted Subsidiary or any other then outstanding unsubordinated Indebtedness of the Company, (ii) to invest in any one or more businesses (including, without limitation, in the Capital Stock of any Person that becomes a Restricted Subsidiary as a result of such investment or that is received in connection with a Permitted Investment made under clause (g), (h) or (i) of the definition thereof), make capital expenditures (including lease payments for one or more capital assets) or invest in other tangible assets of the Company or any Restricted Subsidiary, in each case, engaged, used or useful in the Cable/Telecommunications Business, the DTH Business or the Entertainment/Programming Business of the Company and its Restricted Subsidiaries (or enter into a legally binding agreement to do so within six months of the date on which such agreement is executed) or (iii) to invest in properties or assets that replace the properties and assets that are the subject to such Asset Sale (or enter into a legally binding agreement to do so within six months of the date on which such agreement is executed). If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, apply or invest such Net Cash Proceeds as provided in clause (ii) or (iii) (without regard to the parenthetical contained in clauses (ii) or (iii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds."

                  (c) When the aggregate amount of Excess Proceeds exceeds
$15 million the Company shall, within 30 business days, make an offer to purchase (an "Excess Proceeds Offer") from all holders of Securities, on a PRO RATA basis (together with and including any Series C Notes that may be outstanding pursuant to the Series C Indenture), in accordance with the procedures set forth below, the maximum Accreted Value of Securities that may be purchased with the Excess Proceeds less the amount of Excess Proceeds, if any, required to be applied under the PCI Indenture for the repurchase of PCI Notes and applied under the Old Indenture and the Series C Indenture for the repurchase of the Old Notes and Series C Notes, respectively. The offer price shall be payable in cash in an amount equal to 100% of the Accreted Value of the Securities plus accrued and unpaid interest, if any (the "Offered
Price"), to the date such Excess Proceeds Offer is consummated (the "Offer Date"). To the extent that the aggregate Accreted Value of Securities tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds relating thereto, the Company may use such additional Excess Proceeds for general corporate purposes. If the Accreted Value of Securities validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Securities to be purchased will be selected on a PRO RATA basis (together with and including the Series C Notes that may be outstanding pursuant to the Series C Indenture). Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset to zero.

                  (d) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Securities shall be purchased by the Company, at the option of the holder thereof, in whole or in part in integral multiples of $1,000 on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act, subject to proration in the event the amount of Excess Proceeds is less than the aggregate Offered Price of all Securities tendered.

                  (e) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, in connection with an Excess Proceeds Offer.

                  SECTION 1018. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions to the Company or any Restricted Subsidiary on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary, or (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except in all such cases for such encumbrances or restrictions existing under or by reason of (i) any agreement or instrument in effect on the Issue Date and listed on Schedule D attached to this Indenture, (ii) applicable law or regulation (including corporate governance provisions required by applicable law and regulations of the National Bank of Poland), (iii) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, (iv) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (v) any mortgage or other Lien on real property acquired or improved by the Company or any Restricted Subsidiary after the Issue Date that prohibits transfers of the type described in (d) above with respect to such real property, (vi) with respect to a Restricted Subsidiary, an agreement that has been entered into for the sale or disposition of all or substantially all of the Company's Capital Stock in, or substantially all the assets of, such Restricted Subsidiary, (vii) the refinancing of Indebtedness incurred under the agreements listed on Schedule B attached to this Indenture or described in clause (v) above, so long as such encumbrances or restrictions are no less favorable in any material respect to the Company or any Restricted Subsidiary than those contained in the respective agreement as in effect on the date of this Indenture, (viii) any such customary encumbrance or restriction contained in a security document creating a Lien permitted under this Indenture to the extent relating to the property or asset subject to such Lien, (ix) any agreement or instrument governing or relating to Senior Bank Indebtedness (an "Indebtedness Instrument") if such encumbrance or restriction applies only (X) to amounts which at any point in time (other than during such periods as are described in the following clause (Y)) (1) exceed amounts due and payable (or which are to become due and payable within 30 days) in respect of the Securities or this Indenture for interest, premium and principal (after giving effect to any realization by the Company under any applicable Currency Agreement), or (2) if paid, would result in an event described in the following clause (Y) of this sentence, or (Y) during the pendency of any event that causes, permits or, after notice or lapse of time, would cause or permit the holder(s) of the Senior Bank Indebtedness governed by the Indebtedness Instrument to declare any such Indebtedness to be immediately due and payable or require cash collateralization or cash cover for such Indebtedness for so long as such cash collateralization or cash cover has not been provided, or (Z) arising or agreed to in the ordinary course of business, not relating to any Indebtedness and that do not individually, or together with all such encumbrances or restrictions, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary and (x) with respect to clause (d) above, any license agreement entered in the ordinary course of business whereby the Company or any other Restricted Subsidiary grants a license of programming or other intellectual property to any other Person and such license agreement prohibits or encumbers the transfer of the licensed property.

                  SECTION 1019. LIMITATION ON INVESTMENTS IN UNRESTRICTED SUBSIDIARIES.

                  The Company will not make, and will not permit any of its Restricted Subsidiaries to make, any Investments in Unrestricted Subsidiaries (other than Permitted Investments) if, at the time thereof, the amount of such Investment would exceed the amount of Restricted Payments then permitted to be made pursuant to Section 1011. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (a) will be treated as the making of a Restricted Payment in calculating the amount of Restricted Payments made by the Company or a Restricted Subsidiary (without duplication under the provisions of clause (a) of paragraph (iv) of Section 1011 and (b) may be made in cash or property (if made in property, the Fair Market Value thereof as determined by the Board of Directors of the Company (whose determination shall be conclusive and evidenced by a Board Resolution) shall be deemed to be the amount of such Investment for the purpose of clause (a)).

                  SECTION 1020.  LIMITATION ON LINES OF BUSINESS.

                  The Company will not, and will not permit any Restricted Subsidiary of the Company to, engage in any business other than the Cable/Telecommunications Business, the Entertainment/Programming Business or the DTH Business or any business or activity reasonably related thereto, including the operation of a subscriber management or service business.

                  SECTION 1021.  WAIVER OF CERTAIN COVENANTS.

                  The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1007 through 1020, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

                  SECTION 1101.  RIGHT OF REDEMPTION.

                  (a) The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after February 1, 2004 on not less than 30 or more than 60 days' prior notice at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, together with accrued interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below (subject to the right of holders of record on relevant record dates to receive interest due on a relevant interest payment date):


YEAR                                                                  REDEMPTION
----                                                                     PRICE
                                                                      ----------

2004...................................................................108.750%
2005...................................................................105.833
2006...................................................................102.917
2007 AND THEREAFTER....................................................100.000


                  (b) At any time or from time to time prior to February 1, 2002 the Company may redeem up to a maximum of 35% of the initially outstanding aggregate principal amount at maturity of the Securities with some or all of the net cash proceeds of one or more Public Equity Offerings at a redemption price equal to 117.5% of the Accreted Value thereof on the redemption date, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates); PROVIDED that immediately after giving effect to such redemption, at least 65% of the originally issued aggregate principal amount at maturity of the Securities remains outstanding. Any such redemption shall be effected upon not less than 30 nor more than 60 days' notice given within 30 days after the consummation of a Public Equity Offering.

                  SECTION 1102.  APPLICABILITY OF ARTICLE.

                  Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

                  SECTION 1103.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

                  The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the

Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1104.

                  SECTION 1104.  SELECTION BY TRUSTEE OF SECURITIES TO BE
REDEEMED.

                  If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee by such method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that no partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

                  The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

                  SECTION 1105.  NOTICE OF REDEMPTION.

                  Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed at its registered address.

                  All notices of redemption shall state:

                  (1)      the Redemption Date,

                  (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

                  (3) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

                  (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

                  (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in
         Section 1107) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

                  (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any.

                  Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

                  SECTION 1106.  DEPOSIT OF REDEMPTION PRICE.

                  Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

                  SECTION 1107.  SECURITIES PAYABLE ON REDEMPTION DATE.

                  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 309.

                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

                  SECTION 1108.  SECURITIES REDEEMED IN PART.

                  Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holders attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                                 ARTICLE TWELVE

                                   [RESERVED]


                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

                  SECTION 1301. COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

                  The Company may, at its option and at any time, with respect to the Securities, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Thirteen.

                  SECTION 1302.  DEFEASANCE AND DISCHARGE.

                  Upon the Company's exercise under Section 1301 of the option applicable to this Section 1302, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 1304 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1305 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 304, 305, 308, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Securities.

                  SECTION 1303.  COVENANT DEFEASANCE.

                  Upon the Company's exercise under Section 1301 of the option applicable to this Section 1303, the Company shall be released from its obligations under any covenant contained in Section 801 (3) and in Sections 1007 through 1020 with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 501(4), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

                  SECTION 1304. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

                  The following shall be the conditions to application of either
Section 1302 or Section 1303 to the Outstanding Securities:

                  (1) The Company shall irrevocably deposit or cause to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in United States Dollars, (B) U.S. Government Obligations, or (C) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, or a nationally recognized investment banking firm, to pay and discharge (i) the principal of, premium, if any, and interest on the relevant Outstanding Securities on the Stated Maturity (or upon redemption, if applicable) of such principal, premium, if any, or installment of interest and (ii) any mandatory redemption or analogous payments applicable to the Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                  (2) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (8) and (9) of Section 501 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                  (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company is a party or by which it is bound.

                  (4) In the case of an election under Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the effective date of the Registration Statement there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

                  (5) In the case of an election under Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

                  (6) The Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that after the 91st day following the deposit or after the date such opinion is delivered, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                  (7) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities over the other creditors of the Company with the intent of hindering, delaying or defrauding creditors of the Company.

                  (8) The Company shall have delivered to the Trustee an Officers Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been complied with.

                  SECTION 1305. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                  Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the "Trustee") pursuant to Section 1304 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding s.

                  Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

                  SECTION 1306.  REINSTATEMENT.

                  If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 1305; PROVIDED, HOWEVER, that if the Company makes any payment of principal of (or premium, if any) or interest on any following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and, in the case of the Company, attested, all as of the day and year first above written.


                                                     @ENTERTAINMENT, INC.


         [SEAL]                                      By
                                                       -------------------------
                                                       Title:



                                                     By
                                                       -------------------------
                                                       Title:



                                                     BANKERS TRUST COMPANY


         [SEAL]                                      By
                                                       -------------------------
                                                       Title:

Note: In these Schedules to this Indenture, defined terms have the same meaning as in the Offering Memorandum.

                                   SCHEDULE A

                         EXISTING MANAGEMENT CONTRACTS,
                   OVERHEAD AGREEMENTS AND SERVICE AGREEMENTS


DATE              SERVICE AGREEMENTS

04/01/96        Service Agreement among Poltelkab, WCCI and PCBV.

08/31/95        Service Agreement among ETV, PCBV and WCCI.

07/07/95        Service Agreement among PTK-Lublin, WCCI and PCBV.

07/01/95        Service Agreement among Elektrim TV Sp. Z o.o., WCCI and PCBV.

05/26/95        Service Agreement among PTK-Inzynier (predecessor to
                PTK-Szczecin), WCCI and PCBV.

01/01/94        Service Agreement among PTK, S.A., WCCI and PCBV.

01/01/94        Service Agreement among PTK-Katowice, WCCI and PCBV.

01/01/94        Service Agreement among PTK-Krakow, WCCI and PCBV.

01/01/94        Service Agreement among PTK-Warsaw, WCCI and PCBV.

01/11/95        Service Agreement among Telkat, WCCI and PCBV.

11/01/95        Service Agreement among WCCI and PCBV.


DATE              MANAGEMENT AGREEMENTS

04/01/96        Management Agreement between WCCI and Poltelkab.

10/01/95        Management Agreement between WCCI and PTK-Inzynier

07/07/95        Management Agreement between WCCI and PTK-Lublin.

07/01/95        Management Agreement between WCCI and Elektrim TV Sp. Z o.o.

01/11/95        Management Agreement between WCCI and Telkat.



                                       96




01/01/95        Management Agreement between WCCI and PTK-Warsaw.

01/01/95        Management Agreement between WCCI and PTK, S.A.

01/01/95        Management Agreement between WCCI and PTK-Krakow.

01/01/94        Management Agreement between WCCI and PTK-Katowice.



DATE              CORPORATE OVERHEAD ALLOCATION AGREEMENTS

As of
01/01/96          Corporate Overhead Allocation Agreement dated as of January 1,
                  1996, among PTK, S.A., PTK-Warsaw, PTK-Ryntronik, PTK-Krakow,
                  PTK-Inzynier, PTK-Lublin, ETV, Telkat, WCCI and PCBV.

As of
04/01/96          Letter Agreement Between WCCI, PCBV and Poltelkab adding
                  Poltelkab as a party to the Corporate Overhead Allocation
                  Agreement.

                                   SCHEDULE B

                   INDEBTEDNESS OUTSTANDING ON THE ISSUE DATE
                   ------------------------------------------


                                                                AMOUNT
                                                               OUTSTANDING
          BORROWER                       LENDER                EXCLUSIVE OF            AMOUNT OF LOAN
                                                               ACCRUED INTEREST

Poland Communications, Inc.    AmerBank-Bank                $6,500,000.00               $6,500,000.00
                               Amerykanski w
                               Polsce S.A.

Szczecinska Telewizja          Bank Rozwoju                  DM 3,204,900.00            DM 3,948,615.17
Kablowa Sp. Z o.o.             Eksportu S.A.

Telewizja Kablowa              Polski Bank                  $333,334.00                 $500,000.00
Gosat Sp. Z o.o.               Eksportu S.A.



         The Indenture dated as of July 14, 1998 between Bankers Trust Company, as Trustee, and @Entertainment, Inc., the Indenture dated as of October 31, 1996 between State Street Bank and Trust Company, as Trustee, and Poland Communications, Inc. The Indenture dated as of January 20, 1999 between Bankers Trust Company, as Trustee, and @ Entertainment, Inc. The Indenture dated as of January 27, 1999 between Bankers Trust Company, as Trustee, and @Entertainment, Inc.

                                   SCHEDULE C

                        LIENS EXISTING ON THE ISSUE DATE

                            PLEDGES OF CAPITAL STOCK

1. 2,514,291 shares of PTK-Krakow capital stock owned by PCBV, subject to a Lien existing on this date, are pledged in favor of AmerBank.

2. 2,400 shares of PTK-Lublin capital stock owned by Poltelkab have been pledged to Amerbank.

3. 3,583,457 shares of PTK-Warsaw S.A. owned by PCBV subject to a Lien existing on this date, are pledged in favor of Amerbank.

4. Pledge of 1,818 shares of Szczecinska Telewizja Kablowa Sp. Z o.o. for the security of certain obligations undertaken by PTK Szczecin Sp. Z o.o.

5. Lien on certain cable television fixed assets of Telewizja Kablowa Gosat Sp. Z o.o. and pledge on insurance policies for such assets in favor of Polski Bank Rozwoju S.A.

                                   SCHEDULE D

                  AGREEMENTS NOT RESTRICTED UNDER SECTION 1018

a)       LIMITATIONS ON ABILITY TO PAY DIVIDENDS OR MAKE DISTRIBUTIONS ON
         CAPITAL STOCK.

         The Indenture dated as of July 14, 1998 between Bankers Trust Company, as Trustee, and @Entertainment, Inc. and the Indenture dated as of October 31, 1996 between State Street Bank and Trust Company, as Trustee, and Poland Communications, Inc.

         The Indenture dated as of January 20, 1999 between Bankers Trust Company, as Trustee, and @Entertainment, Inc.

         The Indenture dated as of January 27, 1999 between Bankers Trust Company, as Trustee, and @Entertainment, Inc.

         PCI's ability to pay dividends or make distributions on its capital stock is limited by its Restated Certificate of Incorporation.

         PTK-Operator's ability to pay dividends or make distributions on its capital stock is limited by the convertible debt of PTK-Operator.

         The Statutes, Notarial Deeds or Articles of Association of each of the Polish Subsidiaries require shareholder vote to pay dividends or make distribution on capital stock.

2) Limitations on the payment of indebtedness owed to the Company or any Subsidiary.

         The Indenture dates as of July 14, 1998 between Bankers Trust Company, as Trustee, and @Entertainment, Inc. and the Indenture dated as of October 31, 1996 between State Street Bank and Trust Company, as Trustee, and Poland Communications, Inc.

         The Indenture dated as of January 20, 1999 between Bankers Trust Company, as Trustee, and @Entertainment, Inc.

         The Indenture dated as of January 27, 1999 between Bankers Trust Company, as Trustee, and @Entertainment, Inc.

         The statutes of PTK-Operator limit the payment on indebtedness owed to the Company or any Subsidiary.

         PCI's ability to make payments on indebtedness is limited by its Restated Certificate of Incorporation.

         PCBV and PCI have subordinated their right to receive payments on their loans to PTK Warsaw, PTK-Krakow, and PTK-Lublin in favor of AmerBank.

c) LIMITATIONS ON THE ABILITY OF A COMPANY TO MAKE INVESTMENTS IN THE COMPANY OR ANY SUBSIDIARY.

         The Indenture dated as of July 14, 1998 between Bankers Trust Company, as Trustee, and @Entertainment, Inc. and the Indenture dated as of October 31, 1996 between State Street Bank and Trust Company, as Trustee, and Poland Communications, Inc.

         The Indenture dated as of January 20, 1999 between Bankers Trust Company, as Trustee, and @Entertainment, Inc.

         The Indenture dated as of January 27, 1999 between Bankers Trust Company, as Trustee, and @Entertainment, Inc.

         PCI's ability to make investments in any Subsidiary is limited by its Restated Certificate of Incorporation.

         The Statutes, Notarial Deeds or articles of association of each of the Polish Subsidiaries require shareholder vote to make certain investments in the Company or any Subsidiary.

         The PCBV Shareholders agreement limits the ability to make investments in the Company or any Subsidiary.

4) LIMITATIONS ON TRANSFERRING PROPERTY OR ANY ASSETS TO THE COMPANY OR ANY SUBSIDIARY.

         The Indenture dated as of July 14, 1998 between Bankers Trust Company, as Trustee, and @Entertainment, Inc. and the Indenture dated as of October 31, 1996 between State Street Bank and Trust Company, as Trustee, and Poland Communications, Inc.

         The Indenture dated as of January 20, 1999 between Bankers Trust Company, as Trustee, and @Entertainment, Inc.

         The Indenture dated as of January 27, 1999 between Bankers Trust Company, as Trustee, and @Entertainment, Inc.

         PCI's ability to transfer property or assets to any Subsidiaries is limited by the Company=s Restated Certificate of Incorporation.

         Certain Polish statutes restrict the transfer of property or any assets to the Company or any Subsidiary or the conversion of convertible debt.

         The PCBV shareholders agreement limits the ability to transfer property or any assets to the Company or any Subsidiary.

         2,514,291 shares of PTK-Krakow capital stock owned by PCBV, subject to a Lien existing on this date, are pledged in favor of AmerBank.

         2,400 shares of PTK-Lublin capital stock owned by Poltelkab have been pledged to AmerBank.

         3,583,457 shares of PTK-Warsaw S.A. owned by PCBV subject to a Lien existing on this date, are pledged in favor of AmerBank.

         Pledge of 1,818 shares of Szczecinska Telewizja Kablowa Sp. z o.o. for the security of certain obligations undertaken by PTK Szczecin Sp.z o.o.

         Lien on certain cable television fixed assets of Telewizja Kablowa Gosat Sp. z o.o. and assignment of insurance policies for such assets in favor of Polski Bank Rozwoju S.A.

                              @ENTERTAINMENT, INC.

                     14 1/2% Senior Discount Note due 2009

                                                           CUSIP No. 045920 AE 5


No.1                                                       $200,000,000


                  @ENTERTAINMENT, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000), on February 1, 2009.

                  The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:



                  Issue Date:                                 January 27, 1999

                  Issue Price of Note:                        $389.43

                  Original issue discount under
                  Section 1273 of the Internal
                  Revenue Code (for each $1,000
                  principal amount):                          $1,357.77

                  Yield to Maturity:                          17 1/2%

                  Initial Interest Rate:                      14 1/2% per annum

                  Interest Payment Dates:                     February 1 and August 1 of each year,
                                                              commencing August 1, 2004

                  Regular Record Dates:                       January 15 and July 15 of each year

                Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


Date:                                    @ENTERTAINMENT, INC.
     --------------


                                         By:
                                            ----------------------------
                                            Title:



                                         By:
                                            ----------------------------
                                            Title:

                (Form of Trustee's Certificate of Authentication)



This is one of the 14 1/2% Senior Discount Notes due 2009 described in the within-mentioned Indenture.


                                          BANKERS TRUST COMPANY,
                                          as Trustee


                                          By:
                                             ---------------------------
                                             Authorized Signatory

                           @ENTERTAINMENT, INC.

                     14 1/2% Senior Discount Note due 2009



1.       PRINCIPAL AND INTEREST; SUBORDINATION.

                  The Company will pay the principal of this Note on February 1, 2009.

                  Original issue discount will accrete from the Issue Date (January 27, 1999) up to February 1, 2004. Thereafter the Company promises to pay cash interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 14 1/2% per annum (subject to adjustment as provided below).

                  Cash Interest will be payable semiannually (to the holders of record of the Notes (or any predecessor Notes) at the close of business on the January 15 and July 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing August 15, 2004. Except in the case of a Registration Default (as defined herein), the principal of this Note shall not accrue interest until February 1, 2004, except in the case of a default in payment of the amount due at Maturity, in which case the amount due on this Note shall bear interest at a rate of 17 1/2% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default to the date the payment of such amount has been made or duly provided for. Interest on any overdue principal amount shall be payable on demand.

                  The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of January 27, 1999, between the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. (the "Registration Rights Agreement"). In the event that (i) the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 70th calendar day following the date of original issuance of the Notes,
(ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 130th calendar day after the date of original issuance of the Notes, (iii) the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated on or prior to the 160th calendar day after the date of original issuance of the Notes or, as the case may be, a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) with respect to the Notes is not declared effective on or prior to the 160th day after the date of original issuance of the Notes or (iv) the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable within the applicable period as provided in the Registration Rights Agreement except pursuant to Section 2(d)(ii) of the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the Company will be required to pay additional interest in cash on each Interest Payment Date in an amount equal to one-half of one percent (0.5%) per annum of the applicable Accreted Value, with respect to the first 90-day period following such Registration Default. The amount of such additional interest will increase by an additional one-half of one percent (0.5%) per annum for each subsequent 90-day period until such Registration Default has been cured, up to a maximum of one and one-half percent (1.5%) per annum. Such additional interest shall cease to accrue when such Registration Default has been cured. Upon (x) the filing of the Exchange Offer Registration Statement after the 70-day period described in clause (i) above, (y) the effectiveness of the Exchange Offer Registration Statement after the 130-day period described in clause (ii) above or the period during which it ceases to be effective or usable as described in clause (iv) above or (z) the consummation of the Exchange Offer after the 160-day period or the effectiveness of a Shelf Registration Statement after the 160-day period, as the case may be, described in clause (iii) above or after the period during which such Shelf Registration Statement ceases to be effective or usable as described in clause (iv) above, and provided that none of the conditions set forth in clauses (i), (ii), (iii) and (iv) above continues to exist, a Registration Default will be deemed to be cured.

                  Cash interest on this Note will accrue from the most recent date to which cash interest has been paid on this Note or the Note surrendered in exchange herefor or, if no cash interest has been paid, from February 1, 2004; PROVIDED that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, cash interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.


2.       METHOD OF PAYMENT

                  The Company will pay cash interest (except defaulted interest) on the principal amount of the Notes on each February 1 and August 1 commencing August 1, 2004 to the persons who are Holders (as reflected in the Note Register at the close of business on the January 15 and July 15 immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; PROVIDED that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to any Paying Agent on or after February 1, 2009.

                  The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. The Company may mail an interest check to a Holder's registered address (as reflected in the Note Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.


3.       PAYING AGENT AND NOTE REGISTRAR.

                  Initially, the Trustee will act as Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.


4.       INDENTURE; LIMITATIONS.

                  The Company issued the Notes under an Indenture dated as of January 27, 1999 (the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

                  The Notes are senior unsecured obligations of the Company ranking pari passu in right of payment with all other existing and future unsubordinated obligations of the Company and senior in right of payment to any existing and future obligations of the Company expressly subordinated in right of payment to the Notes. The Indenture limits the aggregate principal amount at maturity of the Notes to $256,800,000.


5.       OPTIONAL REDEMPTION AND OPTIONAL REDEMPTION UPON A PUBLIC EQUITY
OFFERING.

                  The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after February 1, 2004 on not less than 30 or more than 60 days' prior notice at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, together with accrued interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below (subject to the right of holders of record on relevant record dates to receive interest due on a relevant interest payment date):



YEAR                                                        REDEMPTION
                                                              PRICE
----                                                        ----------

2004....................................................... 108.750%
2005.......................................................  105.833
2006.......................................................  102.917
2007 AND THEREAFTER........................................  100.000


                  At any time or from time to time prior to February 1, 2002 the Company may redeem up to a maximum of 35% of the initially outstanding aggregate principal amount at maturity of the Notes with some or all of the net cash proceeds of one or more Public Equity Offerings at a redemption price equal to 117.5% of the Accreted Value thereof on the redemption date, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates); PROVIDED that immediately after giving effect to such redemption, at least 65% of the originally issued aggregate principal amount at maturity of the Notes remains outstanding. Any such redemption shall be effected upon not less than 30 nor more than 60 days' notice given within 30 days after the consummation of a Public Equity Offering.

                  Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Note Register. Notes in original denominations larger than $1,000 principal amount at maturity may be redeemed in part in integral multiples of $1,000 principal amount at maturity. On and after the Redemption Date, interest will cease to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.


6.       REPURCHASE UPON A CHANGE IN CONTROL AND ASSET SALES.

                  (a) Upon the occurrence of a Change of Control, each holder of Notes shall have the right to require that the Company purchase such holder's Notes, in whole or in part in integral multiples of $1,000 principal amount at maturity, at a purchase price in cash of

101% of the Accreted Value thereof on the redemption date, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates), and (b) upon the occurrence of an Asset Sale, the Company may be obligated to make an offer to purchase all or a portion of the outstanding Notes with a portion of the Net Cash Proceeds of such Asset Sale at a redemption price of 100% of the Accreted Value thereof on the redemption date plus accrued and unpaid interest, if any, to the date of purchase.


7.       DENOMINATIONS; TRANSFER; EXCHANGE.

                  The Notes are in registered form without coupons, in denominations of $1,000 principal amount at maturity and any integral multiple thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.


8.       PERSONS DEEMED OWNERS.

                  A Holder may be treated as the owner of a Note for all purposes.


9.       UNCLAIMED MONEY.

                  If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.


10.      AMENDMENT; SUPPLEMENT; WAIVER.

                  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity or inconsistency and make any change that does not materially adversely affect the rights of any Holder.


12.      RESTRICTIVE COVENANTS.

                  The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness;
(ii) Restricted Payments; (iii) issuances and sales of Subsidiary stock; (iv) transactions with Affiliates; (v) Liens; (vi) guarantees of Indebtedness by Subsidiaries; (vii) purchase of Notes upon a Change of Control, (viii) Asset Sales and disposition of the proceeds thereof; (ix) dividends and other payment restrictions affecting Subsidiaries; (x) investments in Unrestricted Subsidiaries; (xi) merger and certain transfers of assets; and (xii) lines of business. At the end of each quarter and fiscal year, the Company must report to the Trustee on compliance with such limitations.


13.      SUCCESSOR PERSONS.

                  When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.      REMEDIES FOR EVENTS OF DEFAULT.

                  If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount at maturity of the Notes then outstanding, by written notice to the Company (and to the Trustee, if such notice is given by the Holders) may declare all the Notes to be immediately due and payable and upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Notes and all such amounts payable in respect of the Notes shall automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.


15.      TRUSTEE DEALINGS WITH COMPANY.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.


16.      AUTHENTICATION.

                  This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.


17.      ABBREVIATIONS.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).


18.      DEFEASANCE.

                  The Indenture contains provisions for defeasance, at any time, of the Indebtedness represented by this Note or the covenants governing the Indebtedness represented by this Note, upon compliance by the Company with certain conditions set forth in the Indenture.

                              @ENTERTAINMENT, INC.

                     14 1/2% Senior Discount Note due 2009

                                                           CUSIP No. 045920 AE 5


No.2                                                       $56,800,000


                  @ENTERTAINMENT, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of FIFTY SIX MILLION AND EIGHT HUNDRED MILLION DOLLARS ($56,800,000), on February 1, 2009.

                  The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:


                  Issue Date:                                 January 27, 1999

                  Issue Price of Note:                        $389.43

                  Original issue discount under
                  Section 1273 of the Internal
                  Revenue Code (for each $1,000
                  principal amount):                          $1,357.77

                  Yield to Maturity:                          17 1/2%

                  Initial Interest Rate:                      14 1/2% per annum

                  Interest Payment Dates:                     February 1 and August 1 of each year,
                                                              commencing August 1, 2004

                  Regular Record Dates:                       January 15 and July 15 of each year


                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


Date:                                                  @ENTERTAINMENT, INC.
    ----------------------------


                                                       By:
                                                          ---------------------
                                                         Title:



                                                       By:
                                                          ---------------------
                                                         Title:

                (Form of Trustee's Certificate of Authentication)



This is one of the 14 1/2% Senior Discount Notes due 2009 described in the within-mentioned Indenture.


                                               BANKERS TRUST COMPANY,
                                               as Trustee


                                               By:
                                                  -----------------------------
                                                  Authorized Signatory

                              @ENTERTAINMENT, INC.

                     14 1/2% Senior Discount Note due 2009



1.       PRINCIPAL AND INTEREST; SUBORDINATION.

                  The Company will pay the principal of this Note on February 1, 2009.

                  Original issue discount will accrete from the Issue Date (January 27, 1999) up to February 1, 2004. Thereafter the Company promises to pay cash interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 14 1/2% per annum (subject to adjustment as provided below).

                  Cash Interest will be payable semiannually (to the holders of record of the Notes (or any predecessor Notes) at the close of business on the January 15 and July 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing August 1, 2004. Except in the case of a Registration Default (as defined herein), the principal of this Note shall not accrue cash interest until February 1, 2004, except in the case of a default in payment of the amount due at Maturity, in which case the amount due on this Note shall bear cash interest at a rate of 17 1/2% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default to the date the payment of such amount has been made or duly provided for. Interest on any overdue principal amount shall be payable on demand.

                  The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of January 27, 1999, between the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. (the "Registration Rights Agreement"). In the event that (i) the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 70th calendar day following the date of original issuance of the Notes,
(ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 130th calendar day after the date of original issuance of the Notes, (iii) the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated on or prior to the 160th calendar day after the date of original issuance of the Notes or, as the case may be, a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) with respect to the Notes is not declared effective on or prior to the 160th day after the date of original issuance of the Notes or (iv) the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable within the applicable period as provided in the Registration Rights Agreement except pursuant to Section 2(d)(ii) of the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the Company will be required to pay additional interest in cash on each Interest Payment Date in an amount equal to one-half of one percent (0.5%) per annum of the applicable Accreted Value, with respect to the first 90-day period following such Registration Default. The amount of such additional interest will increase by an additional one-half of one percent (0.5%) per annum for each subsequent 90-day period until such Registration Default has been cured, up to a maximum of one and one-half percent (1.5%) per annum. Such additional interest shall cease to accrue when such Registration Default has been cured. Upon (x) the filing of the Exchange Offer Registration Statement after the 70-day period described in clause (i) above, (y) the effectiveness of the Exchange Offer Registration Statement after the 130-day period described in clause (ii) above or the period during which it ceases to be effective or usable as described in clause (iv) above or (z) the consummation of the Exchange Offer after the 160-day period or the effectiveness of a Shelf Registration Statement after the 160-day period, as the case may be, described in clause (iii) above or after the period during which such Shelf Registration Statement ceases to be effective or usable as described in clause (iv) above, and provided that none of the conditions set forth in clauses (i), (ii), (iii) and (iv) above continues to exist, a Registration Default will be deemed to be cured.

                  Cash interest on this Note will accrue from the most recent date to which cash interest has been paid on this Note or the Note surrendered in exchange herefor or, if no cash interest has been paid, from February 1, 2004; PROVIDED that, if there is no existing default in the payment of cash interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, cash interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.


2.       METHOD OF PAYMENT

                  The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each February 1 and August 1, commencing August 1, 2004 to the persons who are Holders (as reflected in the Note Register at the close of business on the January 15 and July 15 immediately preceding the Interest Payment Date), in each case, even if the
Note is canceled on registration of transfer or registration of exchange after such record date; PROVIDED that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to any Paying Agent on or after February 1, 2009.

                  The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. The Company may mail an interest check to a Holder's registered address (as reflected in the Note Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.


3.       PAYING AGENT AND NOTE REGISTRAR.

                  Initially, the Trustee will act as Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.


4.       INDENTURE; LIMITATIONS.

                  The Company issued the Notes under an Indenture dated as of January 27, 1999 (the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

                  The Notes are senior unsecured obligations of the Company ranking pari passu in right of payment with all other existing and future unsubordinated obligations of the Company and senior in right of payment to any existing and future obligations of the Company expressly subordinated in right of payment to the Notes. The Indenture limits the aggregate principal amount at maturity of the Notes to $256,800,000.


5.       OPTIONAL REDEMPTION AND OPTIONAL REDEMPTION UPON A PUBLIC EQUITY
OFFERING.

                  The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after February 1, 2004 on not less than 30 or more than 60 days' prior notice at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, together with accrued interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below (subject to the right of holders of record on relevant record dates to receive interest due on a relevant interest payment date):



                                                                 REDEMPTION
YEAR                                                                PRICE
----                                                             -----------
2004...............................................................108.750%
2005............................................................... 105.833
2006............................................................... 102.917
2007 AND THEREAFTER................................................ 100.000


                  At any time or from time to time prior to February 1, 2002 the Company may redeem up to a maximum of 35% of the initially outstanding aggregate principal amount at maturity of the Notes with some or all of the net cash proceeds of one or more Public Equity Offerings at a redemption price equal to 117.5% of the Accreted Value thereof on the redemption date, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates); PROVIDED that immediately after giving effect to such redemption, at least 65% of the originally issued aggregate principal amount at maturity of the Notes remains outstanding. Any such redemption shall be effected upon not less than 30 nor more than 60 days' notice given within 30 days after the consummation of a Public Equity Offering.

                  Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Note Register. Notes in original denominations larger than $1,000 principal amount at maturity may be redeemed in part in integral multiples of $1,000 principal amount at maturity. On and after the Redemption Date, interest will cease to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.


6.       REPURCHASE UPON A CHANGE IN CONTROL AND ASSET SALES.


                  (a) Upon the occurrence of a Change of Control, each holder of Notes shall have the right to require that the Company purchase such holder's Notes, in whole or in part in integral multiples of $1,000 principal amount at maturity, at a purchase price in cash of

101% of the Accreted Value thereof on the redemption date, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates), and (b) upon the occurrence of an Asset Sale, the Company may be obligated to make an offer to purchase all or a portion of the outstanding Notes with a portion of the Net Cash Proceeds of such Asset Sale at a redemption price of 100% of the Accreted Value thereof on the redemption date plus accrued and unpaid interest, if any, to the date of purchase.


7.       DENOMINATIONS; TRANSFER; EXCHANGE.

                  The Notes are in registered form without coupons, in denominations of $1,000 principal amount at maturity and any integral multiple thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not register the transfer or exchan?ge of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.


8.       PERSONS DEEMED OWNERS.

A                 Holder may be treated as the owner of a Note for all purposes.


9.       UNCLAIMED MONEY.

                  If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.


10.      AMENDMENT; SUPPLEMENT; WAIVER.

                  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity or inconsistency and make any change that does not materially adversely affect the rights of any Holder.


12.      RESTRICTIVE COVENANTS.

                  The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness;
(ii) Restricted Payments; (iii) issuances and sales of Subsidiary stock; (iv) transactions with Affiliates; (v) Liens; (vi) guarantees of Indebtedness by Subsidiaries; (vii) purchase of Notes upon a Change of Control, (viii) Asset Sales and disposition of the proceeds thereof; (ix) dividends and other payment restrictions affecting Subsidiaries; (x) investments in Unrestricted Subsidiaries; (xi) merger and certain transfers of assets; and (xii) lines of business. At the end of each quarter and fiscal year, the Company must report to the Trustee on compliance with such limitations.


13.      SUCCESSOR PERSONS.

                  When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.


14.      REMEDIES FOR EVENTS OF DEFAULT.

                  If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount at maturity of the Notes then outstanding, by written notice to the Company (and to the Trustee, if such notice is given by the Holders) may declare all the Notes to be immediately due and payable and upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Notes and all such amounts payable in respect of the Notes shall automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.


15.      TRUSTEE DEALINGS WITH COMPANY.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.


16.      AUTHENTICATION.

                  This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.


17.      ABBREVIATIONS.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).


18.      DEFEASANCE.

                  The Indenture contains provisions for defeasance, at any time, of the Indebtedness represented by this Note or the covenants governing the Indebtedness represented by this Note, upon compliance by the Company with certain conditions set forth in the Indenture.

                            [FORM OF TRANSFER NOTICE]


                  FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

INSERT TAXPAYER IDENTIFICATION NO.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(Please print or typewrite name and address including zip code of assignee)


-------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing


-------------------------------------------------------------------------------
attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                              ON ALL CERTIFICATES]


                  In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or __________________, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [CHECK ONE]

[  ](a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       OR

[  ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.


Date:
      --------------------
                                             NOTICE: The signature to this
                                             assignment must correspond with
                                             the name as written upon the
                                             instrument in every particular,
                                             without alteration or any change
                                             whatsoever.


Signature Guarantee:
                   -------------------------------------------------

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:
      --------------------                     ------------------------------
                                               NOTICE:  To be executed by an
                                                        executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you wish to have this Note purchased by the Company pursuant to Section 1016 or Section 1017 of the Indenture, check the Box: [ ].

                  If you wish to have a portion of this Note purchased by the Company pursuant to Section 1016 or Section 1017 of the Indenture, state the amount (in original principal amount) below:


                                     $---------------------.


Date:
    -------------------------
Your Signature:
              ----------------------------
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
                    -----------------------------------

                                                                       EXHIBIT B

                          FORM OF RULE 144A CERTIFICATE

To:      Bankers Trust Company
         Four Albany Street
         New York, NY 10006

         Attention:        Corporate Trust Trustee Administration

         Re:      @Entertainment, Inc. (the "COMPANY")
                  14 1/2% SENIOR DISCOUNT NOTES DUE 2009 (THE "NOTES")

Ladies and Gentlemen:

                  In connection with our proposed sale of $____ aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Rule 144A ("RULE 144A") under the Securities Act of 1933, as amended (the "SECURITIES ACT"). We are aware that the transfer of Notes to us is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and have either declined such opportunity or have received such information.

                  You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            [NAME OF PURCHASER]


                                            By:
                                               -------------------------------
                                               Name:
                                               Title:
                                               Address:


Date of this Certificate:

                         -------------------------